                                                                     EXHIBIT B-1

                                                                [CONFORMED COPY]
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                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                              OHIO EDISON COMPANY

                                      AND

                          CENTERIOR ENERGY CORPORATION

                         DATED AS OF SEPTEMBER 13, 1996

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

                               TABLE OF CONTENTS

                                   ARTICLE I

                 FORMATION OF FIRSTENERGY AND MERGER COMPANIES

                                                                                           PAGE
                                                                                           ----
1.1     Organization of FirstEnergy......................................................   B-1-2
1.2     Directors and Officers of FirstEnergy............................................   B-1-2
        (a)   Prior to the Effective Time................................................   B-1-2
        (b)   As of the Effective Time...................................................   B-1-2
1.3     Organization of Merger Companies.................................................   B-1-2

                                   ARTICLE II

                                   THE MERGER

2.1     Closing..........................................................................   B-1-2
2.2     Effective Time of the Merger.....................................................   B-1-2
2.3     Effects of the Merger............................................................   B-1-2
2.4     Directors and Officers of the Surviving Corporation..............................   B-1-3

                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               RESPECTIVE CORPORATIONS; EXCHANGE OF CERTIFICATES

3.1     Manner of Converting Shares......................................................   B-1-3
        (a)   Capital Stock of Merger Companies..........................................   B-1-3
        (b)   Capital Stock of Centerior and Ohio Edison.................................   B-1-3
        (c)   Capital Stock of Centerior.................................................   B-1-3
        (d)   Stock Options of Centerior.................................................   B-1-4
        (e)   Cancellation of Treasury Stock and Certain Ohio Edison and
              Centerior Common Stock.....................................................   B-1-4
        (f)   Adjustment Upon Changes in Capitalization..................................   B-1-4
        (g)   Shares of Dissenting Holders...............................................   B-1-5
        (h)   Capital Stock of FirstEnergy...............................................   B-1-5
3.2     Exchange of Certificates.........................................................   B-1-5
        (a)   Exchange Agent.............................................................   B-1-5
        (b)   Exchange Procedures........................................................   B-1-5
        (c)   Distributions with Respect to Unexchanged Shares...........................   B-1-6
        (d)   No Further Ownership Rights in Centerior and Ohio Edison Common Stock......   B-1-6
        (e)   No Fractional Shares.......................................................   B-1-6
        (f)   Application of Exchange Fund...............................................   B-1-7
        (g)   No Liability...............................................................   B-1-7

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CENTERIOR

4.1     Organization, Standing and Power.................................................   B-1-7
4.2     Capital Structure................................................................   B-1-8
4.3     Corporate Authority..............................................................   B-1-8
4.4     No Violation.....................................................................   B-1-8
4.5     Consents and Approvals...........................................................   B-1-9
4.6     Centerior SEC Documents..........................................................   B-1-10

4.7     No Undisclosed Liabilities.......................................................  B-1-10
4.8     Information Supplied.............................................................  B-1-10
4.9     Compliance with Applicable Laws..................................................  B-1-11
4.10    Litigation.......................................................................  B-1-11
4.11    Taxes............................................................................  B-1-11
4.12    Employee Matters.................................................................  B-1-12
4.13    Absence of Certain Changes or Events.............................................  B-1-14
4.14    Opinion of Centerior Financial Advisor...........................................  B-1-14
4.15    Vote Required....................................................................  B-1-14
4.16    Accounting Matters...............................................................  B-1-14
4.17    No Change in Capital Structure...................................................  B-1-14
4.18    Ownership of Ohio Edison Stock...................................................  B-1-14
4.19    Centerior Subsidiaries...........................................................  B-1-14
4.20    Environmental Protection.........................................................  B-1-15
        (a)   Compliance.................................................................  B-1-15
        (b)   Environmental Permits......................................................  B-1-15
        (c)   Environmental Claims.......................................................  B-1-16
        (d)   Releases...................................................................  B-1-16
        (e)   Predecessors...............................................................  B-1-16
        (f)   Disclosure.................................................................  B-1-16
4.21    Regulation as a Utility..........................................................  B-1-17
4.22    Insurance........................................................................  B-1-17

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF OHIO EDISON

5.1     Organization, Standing and Power.................................................  B-1-18
5.2     Capital Structure................................................................  B-1-18
5.3     Corporate Authority..............................................................  B-1-19
5.4     No Violation.....................................................................  B-1-19
5.5     Consents and Approvals...........................................................  B-1-19
5.6     Ohio Edison SEC Documents........................................................  B-1-20
5.7     No Undisclosed Liabilities.......................................................  B-1-20
5.8     Information Supplied.............................................................  B-1-20
5.9     Compliance with Applicable Laws..................................................  B-1-21
5.10    Litigation.......................................................................  B-1-21
5.11    Taxes............................................................................  B-1-21
5.12    Employee Matters.................................................................  B-1-22
5.13    Absence of Certain Changes or Events.............................................  B-1-24
5.14    Opinion of Ohio Edison Financial Advisor.........................................  B-1-24
5.15    Vote Required....................................................................  B-1-24
5.16    Accounting Matters...............................................................  B-1-24
5.17    No Change in Capital Structure...................................................  B-1-24
5.18    Ownership of Centerior Stock.....................................................  B-1-24
5.19    Ohio Edison Subsidiaries.........................................................  B-1-24
5.20    Environmental Protection.........................................................  B-1-25
        (a)   Compliance.................................................................  B-1-25
        (b)   Environmental Permits......................................................  B-1-25
        (c)   Environmental Claims.......................................................  B-1-25
        (d)   Releases...................................................................  B-1-25
        (e)   Predecessors...............................................................  B-1-26
        (f)   Disclosure.................................................................  B-1-26

5.21    Regulation as a Utility..........................................................  B-1-26
5.22    Insurance........................................................................  B-1-26

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1     Ordinary Course..................................................................  B-1-26
6.2     Dividends; Changes in Stock......................................................  B-1-27
6.3     Issuance of Securities...........................................................  B-1-28
6.4     Constituent Documents............................................................  B-1-28
6.5     No Solicitations.................................................................  B-1-28
6.6     Acquisitions.....................................................................  B-1-29
6.7     Dispositions.....................................................................  B-1-29
6.8     Indebtedness.....................................................................  B-1-29
6.9     No Actions.......................................................................  B-1-29
6.10    Cooperation, Notification........................................................  B-1-29
6.11    Rights Agreements................................................................  B-1-30
6.12    Collective Bargaining Agreements.................................................  B-1-30
6.13    Employee Benefit Covenant........................................................  B-1-30
6.14    Tax Covenant.....................................................................  B-1-31
6.15    Capital Expenditures.............................................................  B-1-31
6.16    Transmission, Generation.........................................................  B-1-31
6.17    Modifications to Facilities......................................................  B-1-31
6.18    Accounting.......................................................................  B-1-31
6.19    Tax-Free Status..................................................................  B-1-31
6.20    Affiliate Transactions...........................................................  B-1-31
6.21    Rate Matters.....................................................................  B-1-31
6.22    Third-Party Consents.............................................................  B-1-32
6.23    Tax-Exempt Status................................................................  B-1-32
6.24    FirstEnergy Actions..............................................................  B-1-32

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

7.1     Preparation of S-4 and the Joint Proxy Statement.................................  B-1-32
7.2     Letters of Centerior's Accountants...............................................  B-1-32
7.3     Letters of Ohio Edison's Accountants.............................................  B-1-32
7.4     Access to Information............................................................  B-1-33
7.5     Shareholder Approvals............................................................  B-1-33
7.6     Satisfaction of Conditions to the Merger.........................................  B-1-33
7.7     Rule 145 Affiliates..............................................................  B-1-34
7.8     Stock Exchange Listing...........................................................  B-1-34
7.9     Employee Benefit Plans...........................................................  B-1-34
7.10    Expenses.........................................................................  B-1-34
7.11    Brokers or Finders...............................................................  B-1-35
7.12    FirstEnergy Board of Directors and Officers......................................  B-1-35
7.13    Indemnification; Directors' and Officers' Insurance..............................  B-1-35

7.14    Further Assurances...............................................................  B-1-37
7.15    Tax Treatment....................................................................  B-1-38
7.16    Accounting Treatment.............................................................  B-1-38
7.17    Disclosure Schedules.............................................................  B-1-38
7.18    Public Announcements.............................................................  B-1-38
7.19    Employee Agreements..............................................................  B-1-38
7.20    Transition Management............................................................  B-1-39

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

8.1     Conditions to Each Party's Obligation To Effect the Merger.......................  B-1-39
        (a)   Shareholder Approvals......................................................  B-1-39
        (b)   NYSE Listing...............................................................  B-1-39
        (c)   Regulatory Approvals.......................................................  B-1-39
        (d)   S-4 Effective..............................................................  B-1-40
        (e)   No Injunctions or Restraints...............................................  B-1-40
        (f)   Letter from Rule 145 Affiliates............................................  B-1-40
        (g)   Regulatory Order...........................................................  B-1-40
        (h)   Dissenters' Rights.........................................................  B-1-40
8.2     Conditions to Obligations of Ohio Edison.........................................  B-1-40
        (a)   Representations and Warranties.............................................  B-1-40
        (b)   Performance of Obligations of Centerior....................................  B-1-41
        (c)   Tax Opinion................................................................  B-1-41
        (d)   No Amendments to Resolutions...............................................  B-1-41
        (e)   Rights Agreement...........................................................  B-1-41
        (f)   Consents Under Agreements..................................................  B-1-41
        (g)   Centerior Material Adverse Effect..........................................  B-1-41
        (h)   Ohio Edison Fairness Opinion...............................................  B-1-41
8.3     Conditions to Obligations of Centerior...........................................  B-1-41
        (a)   Representations and Warranties.............................................  B-1-41
        (b)   Performance of Obligations of Ohio Edison..................................  B-1-42
        (c)   Tax Opinion................................................................  B-1-42
        (d)   No Amendments to Resolutions...............................................  B-1-42
        (e)   Rights Agreement...........................................................  B-1-42
        (f)   Consents Under Agreements..................................................  B-1-42
        (g)   Ohio Edison Material Adverse Effect........................................  B-1-42
        (h)   Centerior Fairness Opinion.................................................  B-1-42

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

9.1     Termination......................................................................  B-1-43
9.2     Effect of Termination............................................................  B-1-44
9.3     Amendment........................................................................  B-1-44
9.4     Extension; Waiver................................................................  B-1-44
9.5     Termination Fee; Expenses........................................................  B-1-44
        (a)   Termination Fee Upon Breach................................................  B-1-44
        (b)   Additional Termination Fee.................................................  B-1-44
        (c)   Rights; Expenses...........................................................  B-1-45

                                   ARTICLE X

                               GENERAL PROVISIONS

10.1    Nonsurvival of Representations and Warranties....................................  B-1-45
10.2    Further Assurances...............................................................  B-1-45
10.3    Notices..........................................................................  B-1-46
10.4    Interpretation...................................................................  B-1-46
10.5    Descriptive Headings.............................................................  B-1-47
10.6    Counterparts.....................................................................  B-1-47
10.7    Entire Agreement.................................................................  B-1-47
10.8    No Third Party Beneficiaries.....................................................  B-1-47
10.9    Governing Law....................................................................  B-1-47
10.10   Severability.....................................................................  B-1-47
10.11   Publicity........................................................................  B-1-47
10.12   Binding Effect...................................................................  B-1-47
10.13   Assignment.......................................................................  B-1-47
10.14   Amendments; Waiver...............................................................  B-1-47

Exhibit A  Form of Ohio Edison Merger Agreement
Exhibit B  Form of Centerior Merger Agreement
Exhibit C  Form of initial Articles of Incorporation of FirstEnergy
Exhibit D  Form of Regulations of FirstEnergy
Exhibit E  Officers of FirstEnergy Corp.
Exhibit F  Form of amended Articles of Incorporation of FirstEnergy
Exhibit G  Form of amended Regulations of FirstEnergy
Exhibit H  Form of amendment to Ohio Edison Rights Agreement
Exhibit I  Form of Letter Identifying Rule 145 Affiliates
Exhibit J  Form of Affiliate Agreement with Form of Rule 145 Compliance Letter attached thereto as Annex A

                                 DEFINED TERMS

AEA.....................................................................................  9
Agreement...............................................................................  1
Blue-Sky Filings........................................................................  9
Blue-Sky Laws...........................................................................  9
Business Combination....................................................................  45
Centerior...............................................................................  1
Centerior 1995 Financials...............................................................  14
Centerior Acquisition Corp..............................................................  1
Centerior Acquisition Corp. Common Stock................................................  3
Centerior Advisors......................................................................  14
Centerior Certificates..................................................................  5
Centerior Common Stock..................................................................  1
Centerior Controlled Group Plans........................................................  12
Centerior Disclosure Schedule...........................................................  8
Centerior Fairness Advisor..............................................................  14
Centerior Conversion Number.............................................................  3
Centerior Indemnified Liabilities.......................................................  36
Centerior Indemnified Parties...........................................................  35
Centerior Indemnifying Party............................................................  35
Centerior Material Adverse Effect.......................................................  7
Centerior Merger........................................................................  1
Centerior Merger Agreement..............................................................  1
Centerior Option........................................................................  4
Centerior Permits.......................................................................  11
Centerior Preferred.....................................................................  8
Centerior Right.........................................................................  1
Centerior Rights Agreement..............................................................  1
Centerior SEC Documents.................................................................  10
Centerior Stock Plans...................................................................  8
Centerior Subs Preferred................................................................  14
Certificate of Merger...................................................................  2
Closing.................................................................................  2
Closing Date............................................................................  2
Code....................................................................................  1
Confidentiality Agreement...............................................................  33
Conversion Number.......................................................................  3
Disclosure Schedules....................................................................  38
Dissenting Holder.......................................................................  5
DOJ.....................................................................................  9
DRP Agent...............................................................................  5
Effective Time..........................................................................  2
Environmental Claim.....................................................................  16
Environmental Laws......................................................................  17
Environmental Permits...................................................................  15
ERISA...................................................................................  12
Exchange Act............................................................................  9
Exchange Agent..........................................................................  5
Exchange Fund...........................................................................  5
FERC....................................................................................  9
FERC Approvals..........................................................................  9
Final Order.............................................................................  40

FirstEnergy.............................................................................  1
FirstEnergy Common Stock................................................................  1
FirstEnergy Merger......................................................................  1
FirstEnergy Option......................................................................  4
FPA.....................................................................................  9
FTC.....................................................................................  9
GAAP....................................................................................  1
Governmental Entity.....................................................................  9
Hazardous Materials.....................................................................  17
HSR Act.................................................................................  9
Injunction..............................................................................  40
IRS.....................................................................................  12
Joint Proxy Statement...................................................................  9
Joint venture...........................................................................  15
Local Approvals.........................................................................  9
Merger..................................................................................  1
NRC.....................................................................................  9
NRC Approvals...........................................................................  9
Ohio Edison.............................................................................  1
Ohio Edison Acquisition Corp............................................................  1
Ohio Edison Acquisition Corp. Common Stock..............................................  3
Ohio Edison Advisors....................................................................  24
Ohio Edison Certificates................................................................  5
Ohio Edison Class A Preferred...........................................................  18
Ohio Edison Common Stock................................................................  1
Ohio Edison Controlled Group Plans......................................................  22
Ohio Edison Conversion Number...........................................................  3
Ohio Edison Disclosure Schedule.........................................................  19
Ohio Edison Fairness Advisor............................................................  24
Ohio Edison Indemnified Liabilities.....................................................  37
Ohio Edison Indemnified Parties.........................................................  36
Ohio Edison Indemnifying Party..........................................................  36
Ohio Edison Material Adverse Effect.....................................................  18
Ohio Edison Merger......................................................................  1
Ohio Edison Merger Agreement............................................................  1
Ohio Edison Permits.....................................................................  21
Ohio Edison Preference..................................................................  18
Ohio Edison Preferred...................................................................  18
Ohio Edison Right.......................................................................  1
Ohio Edison Rights Agreement............................................................  1
Ohio Edison SEC Documents...............................................................  20
Ohio Edison Subs Preferred..............................................................  24
Ohio Edison 1995 Financials.............................................................  24
Ohio GCL................................................................................  3
Payment Date............................................................................  28
PCBs....................................................................................  17
PUHCA...................................................................................  9
Release.................................................................................  17
S-4.....................................................................................  9
SEC.....................................................................................  1
SEC PUHCA Order.........................................................................  9
Securities Act..........................................................................  10
Services................................................................................  30

Significant Subsidiary..................................................................  7
State Takeover Approvals................................................................  9
Subsidiary..............................................................................  4
Takeover Proposal.......................................................................  28
Target Party............................................................................  45
Task Force..............................................................................  39
Tax.....................................................................................  12
Taxable.................................................................................  12
Taxes...................................................................................  12
Taxing..................................................................................  12
Unrecorded Transfer.....................................................................  6
Violation...............................................................................  8
Voting Debt.............................................................................  8

     AGREEMENT AND PLAN OF MERGER dated as of September 13, 1996 (the "Agreement"), between OHIO EDISON COMPANY, an Ohio corporation with its principal executive offices in Akron, Ohio ("Ohio Edison"), and CENTERIOR ENERGY CORPORATION, an Ohio corporation with its principal executive offices in Independence, Ohio ("Centerior").

     WHEREAS, the respective Boards of Directors of Ohio Edison and Centerior deem it advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination transactions provided for herein in which

          (i) Ohio Edison and Centerior will form an Ohio holding company, FirstEnergy Corp. ("FirstEnergy"),

          (ii) (A) FirstEnergy will form two subsidiaries, one of which ("Ohio Edison Acquisition Corp.") will merge with and into Ohio Edison with Ohio Edison continuing as the surviving corporation (the "Ohio Edison Merger") pursuant to the Ohio Edison Merger Agreement attached hereto as Exhibit A (the "Ohio Edison Merger Agreement"), and the other of which ("Centerior Acquisition Corp.") will merge with and into Centerior with Centerior continuing as the surviving corporation (the "Centerior Merger") pursuant to the Centerior Merger Agreement attached hereto as Exhibit B (the "Centerior Merger Agreement"), and

              (B) whereby

                  (I) each issued and outstanding share of common stock, par value $9 per share, of Ohio Edison ("Ohio Edison Common Stock"), and any associated right (an "Ohio Edison Right") that may be issued pursuant to the Rights Agreement, dated as of October 16, 1990, between Ohio Edison and Citibank, N.A., as Rights Agent (the "Ohio Edison Rights Agreement"), and

                  (II) each issued and outstanding share of common stock, without par value, of Centerior ("Centerior Common Stock"), and any associated right (a "Centerior Right") that may be issued pursuant to the Shareholder Rights Agreement, dated as of June 25, 1996, between Centerior and KeyBank National Association, as Rights Agent (the "Centerior Rights Agreement"),

     in each case not owned directly or through a wholly-owned Subsidiary by Ohio Edison or Centerior, will be converted into the right to receive common stock, par value $0.10 per share, of FirstEnergy ("FirstEnergy Common Stock"),

          (iii) immediately after the Centerior Merger, Centerior will merge with and into FirstEnergy with FirstEnergy continuing as the surviving corporation (the "FirstEnergy Merger"; the Ohio Edison Merger, the Centerior Merger and the FirstEnergy Merger together being referred to herein as the "Merger"), and

          (iv) as a result of the Merger, the respective common shareholders of Ohio Edison and Centerior will own all of the outstanding shares of FirstEnergy Common Stock and each share of any other class of capital stock of Ohio Edison and its Subsidiaries and of the Subsidiaries of Centerior will be unaffected by the Merger and will remain outstanding;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify, as to Ohio Edison, as a tax-free transfer within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as to Centerior, as a tax-free reorganization within the meaning of Section 368(a) of the Code;

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for on a purchase accounting basis in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and applicable regulations of the Securities and Exchange Commission (the "SEC");

     WHEREAS, Centerior and Ohio Edison desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                                      B-1-1

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                 FORMATION OF FIRSTENERGY AND MERGER COMPANIES

     1.1 Organization of FirstEnergy. As promptly as practicable following the execution of this Agreement, Ohio Edison and Centerior shall cause FirstEnergy to be organized under the laws of the State of Ohio. The initial Articles of Incorporation and Regulations of FirstEnergy shall be in the forms attached hereto as Exhibits C and D, respectively. The authorized capital stock of FirstEnergy shall consist initially of 100 shares of common stock, par value $0.10 per share, of which 50 shares will be issued to Ohio Edison and 50 shares will be issued to Centerior.

     1.2  Directors and Officers of FirstEnergy.

          (a) Prior to the Effective Time. Upon formation of FirstEnergy, Ohio Edison and Centerior shall cause one individual selected by each company to be elected as directors of FirstEnergy and the individuals designated on Exhibit E hereto to be elected as the officers of FirstEnergy, holding the position(s) designated on Exhibit E. Each such officer and director (or any replacement officer or director designated as set forth above) shall remain in office until his successor is elected.

          (b) As of the Effective Time. As of the Effective Time, the parties hereto agree that the Board of Directors and officers of FirstEnergy shall be designated as provided in Section 7.12 of this Agreement.

     1.3 Organization of Merger Companies. As promptly as practicable after the formation of FirstEnergy, the parties shall cause FirstEnergy to cause Ohio Edison Acquisition Corp. and Centerior Acquisition Corp. to be organized under the laws of the State of Ohio. The Articles of Incorporation and Regulations of Ohio Edison Acquisition Corp. and Centerior Acquisition Corp. shall be in such form as shall be determined by FirstEnergy. Upon formation of each company, FirstEnergy shall designate the Boards of Directors and officers of each of Ohio Edison Acquisition Corp. and Centerior Acquisition Corp.

                                   ARTICLE II

                                   THE MERGER

     2.1 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., on a date to be specified by the parties, which shall be no later than the second business day following the date on which the last of the closing conditions set forth in Article VIII has been met or waived, at the offices of Squire, Sanders & Dempsey, 4900 Key Tower, 127 Public Square, Cleveland, Ohio, unless another date or place is agreed to in writing by the parties hereto (the "Closing Date").

     2.2 Effective Time of the Merger. Subject to the provisions of this Agreement, certificates of merger shall be duly prepared, executed and acknowledged by an appropriate officer of each of the corporations involved in the Merger (the "Certificates of Merger") and thereafter delivered on the Closing Date to the Secretary of State of the State of Ohio for filing, as provided by Ohio law, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of the Certificates of Merger with the Secretary of State of the State of Ohio or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time").

     2.3 Effects of the Merger. At the Effective Time, and subject to such changes as Ohio Edison and Centerior shall agree to be necessary to secure required regulatory approvals,

          (a) the separate existence of Ohio Edison Acquisition Corp. shall cease and Ohio Edison Acquisition Corp. shall be merged with and into Ohio Edison with Ohio Edison continuing as the surviving corporation,

                                      B-1-2

          (b) the separate existence of Centerior Acquisition Corp. shall cease and Centerior Acquisition Corp. shall be merged with and into Centerior with Centerior continuing as the surviving corporation,

          (c) the separate existence of Centerior shall cease and Centerior shall be merged with and into FirstEnergy with FirstEnergy continuing as the surviving corporation,

          (d) the Merger shall have all the effects of applicable law, including, without limitation, Section 1701.82 of the Ohio General Corporation Law (the "Ohio GCL"), and

          (e) the Articles of Incorporation and Regulations of FirstEnergy shall be amended and restated in their entirety in the form attached hereto as Exhibits F and G, respectively.

     2.4 Directors and Officers of the Surviving Corporation. As of the Effective Time, the directors and officers of the respective surviving corporations of the Merger shall be designated as provided in Section 7.12 of this Agreement.

                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               RESPECTIVE CORPORATIONS; EXCHANGE OF CERTIFICATES

     3.1 Manner of Converting Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the corporations involved:

          (a) Capital Stock of Merger Companies. The shares of common stock of Ohio Edison Acquisition Corp, par value $0.10 per share ("Ohio Edison Acquisition Corp. Common Stock"), which are issued and outstanding immediately prior to the Effective Time, shall be converted into and become shares of Ohio Edison Common Stock at a rate of one (1) share of Ohio Edison Common Stock for each share of Ohio Edison Acquisition Corp. Common Stock, and the shares of common stock of Centerior Acquisition Corp., par value $0.10 per share (the "Centerior Acquisition Corp. Common Stock"), which are issued and outstanding immediately prior to the Effective Time, shall be converted into and become shares of Centerior Common Stock at a rate of one (1) share of Centerior Common Stock for each share of Centerior Acquisition Corp. Common Stock.

          (b) Capital Stock of Centerior and Ohio Edison.

             (i) Subject to Section 3.1(e), (f) and (g), each share of Centerior Common Stock issued and outstanding immediately prior to the Effective Time, including any Centerior Right, and each share of Ohio Edison Common Stock issued and outstanding immediately prior to the Effective Time, including any Ohio Edison Right, shall be converted into and become a right to receive fully paid and nonassessable shares of FirstEnergy Common Stock at the rate of 0.525 (525/1000) share of FirstEnergy Common Stock for each share of Centerior Common Stock (the "Centerior Conversion Number") and at the rate of one share of FirstEnergy Common Stock for each share of Ohio Edison Common Stock (the "Ohio Edison Conversion Number" and each, a "Conversion Number").

             (ii) All shares of Centerior and Ohio Edison Common Stock referred to in Section 3.1(b)(i) and so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and, except as provided under Section 1701.85 of the Ohio GCL, each holder of a certificate representing any such shares shall cease to have any rights with respect to such certificate, except the right to receive certificates for shares of FirstEnergy Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest.

          (c) Capital Stock of Centerior. The shares of Centerior Common Stock which are issued and outstanding immediately prior to the FirstEnergy Merger shall be canceled and retired and shall cease to exist.

                                      B-1-3

          (d) Stock Options of Centerior.

             (i) Each unexpired and unexercised option to purchase Centerior Common Stock (each, a "Centerior Option") under Centerior's Equity Compensation Plan shall be deemed to be automatically converted into an option (a "FirstEnergy Option") to purchase a number of shares of FirstEnergy Common Stock equal to the number of shares of Centerior Common Stock that could have been purchased under the Centerior Option multiplied by the Centerior Conversion Number (with the resulting number of shares rounded up or down to the nearest whole share), at an exercise price per share of FirstEnergy Common Stock equal to the option exercise price of the Centerior Option determined pursuant to the Centerior Option divided by the Centerior Conversion Number (with the resulting exercise price rounded up or down to the nearest whole cent).

             (ii) Each such FirstEnergy Option shall otherwise be subject to the same terms and conditions as the Centerior Option.

             (iii) The date of grant of the substituted FirstEnergy Option shall be the date on which the corresponding Centerior Option was granted.

             (iv) At the Effective Time, the parties shall cause FirstEnergy to

                (A) assume all of Centerior's obligations with respect to all Centerior Options as contemplated by this Section 3.1(d),

                (B) reserve for issuance the number of shares of FirstEnergy Common Stock that will become subject to FirstEnergy Options pursuant to this Section 3.1(d),

                (C) from and after the Effective Time, upon exercise of the FirstEnergy Options in accordance with the terms thereof, make available for issuance all shares of FirstEnergy Common Stock covered thereby, and

                (D) as soon as practicable after the Effective Time, issue to each holder of an outstanding Centerior Option a document evidencing the foregoing assumption by FirstEnergy.

          (e) Cancellation of Treasury Stock and Certain Ohio Edison and Centerior Common Stock.

             (i) Any shares of Centerior or Ohio Edison Common Stock that are owned immediately prior to the Effective Time by any of the parties hereto or by any other wholly-owned Subsidiary of Centerior or Ohio Edison, including any such common stock which constitutes treasury stock in the hands of the holder thereof, shall be canceled and retired and shall cease to exist, and no FirstEnergy Common Stock or other consideration shall be issued or delivered in exchange therefor, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

             (ii) As used in this Agreement, a "Subsidiary" of a person means any corporation or other organization, whether incorporated or unincorporated, of which such person or any other Subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of which held by such person or any Subsidiary of such person do not have a majority of the voting interests in such partnership) or directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

          (f) Adjustment Upon Changes in Capitalization. In the event of any change in Centerior or Ohio Edison Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities to be issued upon conversion of the Centerior or Ohio Edison Common Stock, as the case may be, and the applicable Conversion Number provided in Section 3.1(b), shall be adjusted appropriately.

                                      B-1-4

          (g) Shares of Dissenting Holders. Any issued and outstanding shares of Centerior or Ohio Edison Common Stock held by a person who objects to the applicable Merger and complies with all provisions of applicable law concerning the right of such person to dissent from such Merger and demand appraisal of such shares (a "Dissenting Holder") shall not be converted into a right to receive FirstEnergy Common Stock as set forth in Section 3.1(b) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to such applicable laws, Articles of Incorporation or Regulations; provided, however, that shares of Centerior or Ohio Edison Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after such Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to such applicable law, of such shares, shall be deemed to be converted, as of the Effective Time, into the right to receive the shares of FirstEnergy Common Stock specified in Section 3.1(b), without interest.

          (h) Capital Stock of FirstEnergy. The shares of FirstEnergy Common Stock which are issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

     3.2  Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, FirstEnergy shall have deposited with such bank or trust company designated by Ohio Edison, with the approval of Centerior which approval shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of shares of Centerior or Ohio Edison Common Stock, as the case may be, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the shares of FirstEnergy Common Stock (such shares of FirstEnergy Common Stock and monies for payment in lieu of fractional shares as hereinafter provided being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 3.1 in exchange for outstanding shares of Centerior and Ohio Edison Common Stock.

          (b) Exchange Procedures.

             (i) As soon as reasonably practicable after the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Centerior Common Stock (the "Centerior Certificates") or Ohio Edison Common Stock (the "Ohio Edison Certificates") whose shares were converted into the right to receive shares of FirstEnergy Common Stock pursuant to Section 3.1(b),

                (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Centerior Certificates or Ohio Edison Certificates, as the case may be, shall pass, only upon delivery of the Centerior Certificates or Ohio Edison Certificates, as the case may be, to the Exchange Agent and shall be in such form and have such other provisions as FirstEnergy may reasonably specify) and

                (B) instructions for use in effecting the surrender of the Centerior Certificates or Ohio Edison Certificates, as the case may be, in exchange for certificates representing shares of FirstEnergy Common Stock.

             (ii) Upon surrender of a Centerior Certificate or an Ohio Edison Certificate, as the case may be, for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by FirstEnergy, together with such letter of transmittal, duly executed, the holder of such Centerior Certificate or Ohio Edison Certificate, as the case may be, shall be entitled to receive in exchange therefor a certificate representing that number of whole shares (except in the case of the agent for Centerior's Dividend Reinvestment and Stock Purchase Plan (the "DRP Agent"), which shall be entitled to whole and fractional shares) of FirstEnergy Common Stock (including the right to receive cash in lieu of fractional shares as contemplated in Section 3.2(e)) which such holder has the right to receive pursuant to the provisions of this
        Article III, and the Centerior Certificate or Ohio Edison Certificate, as the case may be, so surrendered shall forthwith be canceled.

                                      B-1-5

             (iii) In the event of a transfer of ownership of Centerior Common Stock or Ohio Edison Common Stock which is not registered in the transfer records of Centerior or Ohio Edison, as the case may be (an "Unrecorded Transfer"), a certificate representing the proper number of shares of FirstEnergy Common Stock (including the right to receive cash in lieu of fractional shares as contemplated in Section 3.2(e)) may be issued to a transferee of an Unrecorded Transfer if the Centerior Certificate or Ohio Edison Certificate, as the case may be, representing such Centerior Common Stock or Ohio Edison Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the Unrecorded Transfer and by evidence that any applicable stock transfer taxes have been paid.

             (iv) Until surrendered as contemplated by this Section 3.2, each Centerior Certificate and Ohio Edison Certificate, as the case may be, shall be deemed at any time after the Effective Time to represent the number of whole (and, in the case of the DRP Agent, fractional) shares of FirstEnergy Common Stock which the holder of record thereof has the right to receive upon such surrender. Cash in lieu of any fractional shares of FirstEnergy Common Stock as contemplated by this Section 3.2 shall only be paid upon such surrender and shall be paid without interest or any other accretion.

          (c) Distributions with Respect to Unexchanged Shares.

             (i) Dividends or other distributions declared or made after the Effective Time with respect to FirstEnergy Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Centerior Certificate or Ohio Edison Certificate, as the case may be, with respect to the whole (and, in the case of the DRP Agent, fractional) shares of FirstEnergy Common Stock represented thereby.

             (ii) Subject to the effect of applicable laws, following surrender of any such Centerior Certificate or Ohio Edison Certificate, as the case may be, there shall be paid to the record holder of the certificates representing whole shares of FirstEnergy Common stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any cash payable in lieu of a fractional share of FirstEnergy Common Stock to which such holder is entitled pursuant to
        Section 3.2(e).

          (d) No Further Ownership Rights in Centerior and Ohio Edison Common Stock.

             (i) All shares of FirstEnergy Common Stock issued in the Merger upon conversion of shares of Centerior and Ohio Edison Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares pursuant to Section 3.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Centerior and Ohio Edison Common Stock, subject, however, to the obligation of FirstEnergy to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Centerior on such shares of Centerior Common Stock or by Ohio Edison on such shares of Ohio Edison Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of Centerior or Ohio Edison, as the case may be, of the shares of Centerior Common Stock or Ohio Edison Common Stock which were outstanding immediately prior to the Effective Time.

             (ii) If, after the Effective Time, Centerior Certificates or Ohio Edison Certificates are presented to FirstEnergy for any reason, they shall be canceled and exchanged as provided in this Article III.

          (e) No Fractional Shares.

             (i) Except with respect to the DRP Agent, no certificates or scrip representing fractional shares of FirstEnergy Common Stock shall be issued upon the surrender for exchange of Centerior or Ohio Edison Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of FirstEnergy.

                                      B-1-6

             (ii) To the extent a holder of Centerior Common Stock or Ohio Edison Common Stock would otherwise have been entitled to receive a fractional share of FirstEnergy Common Stock, such holder shall be entitled to receive payment in cash therefor, without interest, in an amount equal to such fraction multiplied by the closing price of FirstEnergy Common Stock on the New York Stock Exchange on the date of the Effective Time or, if such stock does not trade on such exchange on that date, on the first day after the date of the Effective Time that such stock trades on such exchange. Payments in lieu of fractional shares pursuant to this Section 3.2(e) are merely intended to provide a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration.

             (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Centerior and Ohio Edison Common Stock in lieu of any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Centerior and Ohio Edison Common Stock.

          (f) Application of Exchange Fund. Any certificates for shares of FirstEnergy Common Stock and any monies for payment in lieu of fractional shares in the Exchange Fund which remain undistributed to the holders of Centerior and Ohio Edison Common Stock for 12 months after the Effective Time shall be delivered to FirstEnergy, upon demand, and any holders of Centerior or Ohio Edison Common Stock who have not theretofore complied with this Article III shall thereafter look only to FirstEnergy for payment of their claim for FirstEnergy Common Stock and any cash in lieu of fractional shares of FirstEnergy Common Stock.

          (g) No Liability. No party to this Agreement shall be liable to any holder of shares of Centerior Common Stock, Ohio Edison Common Stock or FirstEnergy Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CENTERIOR

     Centerior represents and warrants to Ohio Edison as follows:

     4.1  Organization, Standing and Power.

          (a) Each of Centerior and its Significant Subsidiaries

             (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization,

             (ii) has all requisite power and authority, and has been duly authorized by all necessary approvals and orders of Governmental Entities (as defined in Section 4.4), to own, lease and operate its properties and to carry on its business as now being conducted, and

             (iii) is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), business prospects or the results of operations of Centerior and its Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby (a "Centerior Material Adverse Effect").

          (b) As used in this Agreement, a "Significant Subsidiary" means any Subsidiary that would constitute a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                                      B-1-7

     4.2  Capital Structure.

          (a) As of the date hereof, the authorized capital stock of Centerior consists of (i) 180,000,000 shares of Centerior Common Stock of which, as of July 31, 1996, 148,025,928 shares were issued and outstanding and 2,673,996 shares were held by Centerior in its treasury or by any of its wholly-owned Subsidiaries and not more than 7,700,000 shares of Centerior Common Stock were reserved for issuance pursuant to the Equity Compensation Plan, Employee Savings Plan, Restated Stock Purchase Plan, Dividend Reinvestment and Stock Purchase Plan and Directors Restricted Stock Plan (collectively, the "Centerior Stock Plans"); and (ii) 5,000,000 shares of preferred stock, without par value (the "Centerior Preferred"), of which, as of the date hereof, no shares were issued and outstanding and no shares were held by Centerior in its treasury or by any of its wholly-owned Subsidiaries; and no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt") are issued or outstanding.

          (b) All outstanding shares of Centerior's capital stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.

          (c) As of the date of this Agreement (except pursuant to this Agreement or the Centerior Stock Plans), there are no options, warrants, calls, rights, commitments or agreements of any character to which Centerior or any Subsidiary of Centerior is a party or by which it is bound obligating Centerior or any Subsidiary of Centerior to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of, or other equity interest in, Centerior or any Subsidiary of Centerior or securities convertible or exchangeable for such shares, Voting Debt or other equity interests, or obligating Centerior or any Subsidiary of Centerior to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     4.3  Corporate Authority.

          (a) Centerior has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the transactions contemplated hereby and to the adoption of the Centerior Merger Agreement by the shareholders of Centerior, to consummate the transactions contemplated hereby and thereby.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Centerior, subject to the approval of this Agreement and to the adoption of the Centerior Merger Agreement by the shareholders of Centerior.

          (c) This Agreement has been duly executed and delivered by Centerior and, subject to the approval of this Agreement and to the adoption of the Centerior Merger Agreement by the shareholders of Centerior, constitutes a valid and binding obligation of Centerior enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought.

     4.4 No Violation. Except as set forth in Section 4.4 of the disclosure schedule delivered by Centerior (the "Centerior Disclosure Schedule") or as contemplated by Section 4.5, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"),

          (a) any provision of the Articles of Incorporation or Regulations of Centerior or any Subsidiary of Centerior,

                                      B-1-8

          (b) any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, Centerior Controlled Group Plan (as defined in Section 4.12) or other agreement, obligation, instrument, permit, concession, franchise, license of any kind to which Centerior or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or

          (c) any judgment, order, injunction, writ, decree, statute, law, ordinance, rule, regulation, permit or license of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") applicable to Centerior or any of its Subsidiaries or their respective properties or assets, which Violation, in the case of each of clauses (b) and (c), would have a Centerior Material Adverse Effect.

     4.5 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Centerior or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Centerior or the consummation by Centerior of the transactions contemplated hereby, the failure of which to obtain would have a Centerior Material Adverse Effect, except for:

          (a) the filing of a premerger notification report with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),

          (b) the filing with the SEC of

               (i) a proxy statement in definitive form relating to the meeting of Centerior's and Ohio Edison's shareholders to be held in connection with the Merger (the "Joint Proxy Statement"),

               (ii) a registration statement on Form S-4 to be filed by FirstEnergy in connection with the issuance of shares of FirstEnergy Common Stock in the Merger (the "S-4") and

               (iii) such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required,

          (c) the obtaining from the SEC of an order pursuant to Section 10 of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), approving the transactions contemplated hereby (the "SEC PUHCA Order"),

          (d) the filing of such documents with, and the qualification with, the various state securities authorities under state securities or legal investment laws (the "Blue-Sky Laws"), that are required in connection with the transactions contemplated by this Agreement (the "Blue-Sky Filings"),

          (e) the filing of Certificates of Merger with the Secretary of State of the State of Ohio in accordance with applicable law,

          (f) such filings, authorizations, orders and approvals of the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act, as amended (the "FPA"), that may be required in connection with the transactions contemplated by this Agreement (the "FERC Approvals"),

          (g) such filings, authorizations, orders and approvals of the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act, as amended (the "AEA"), that may be required in connection with the transactions contemplated by this Agreement (the "NRC Approvals"),

          (h) such filings, authorizations, orders and approvals as may be required of state and local governmental authorities, including state and local utility commissions (the "Local Approvals"), and

          (i) such filings and approvals as may be required pursuant to state takeover laws ("State Takeover Approvals").

                                      B-1-9

     4.6  Centerior SEC Documents.

          (a) Centerior has made available to Ohio Edison a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Centerior with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "Centerior SEC Documents") which are all the documents (other than preliminary material) that Centerior was required to file with the SEC since such date.

          (b) As of their respective dates, the Centerior SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Centerior SEC Documents, and none of the Centerior SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The financial statements of Centerior included in the Centerior SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring adjustments) the consolidated financial position of Centerior and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     4.7  No Undisclosed Liabilities.

          (a) Except as and to the extent set forth in Centerior's Annual Report on Form 10-K for the year ended December 31, 1995, as of December 31, 1995, neither Centerior nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (including the notes thereto) of Centerior and its Subsidiaries.

          (b) Since December 31, 1995, except as set forth in the Centerior SEC Documents filed by Centerior with the SEC since December 31, 1995 and prior to the date of this Agreement, neither Centerior nor any of its Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would have, individually or in the aggregate, a Centerior Material Adverse Effect.

     4.8  Information Supplied.

          (a) None of the information supplied or to be supplied by Centerior for inclusion or incorporation by reference in

               (i) the S-4 will, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and

               (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of Centerior and the shareholders of Ohio Edison and at the time of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (b) The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                     B-1-10

     4.9  Compliance with Applicable Laws.

          (a) Centerior and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Centerior and its Subsidiaries, taken as a whole (the "Centerior Permits").

          (b) Centerior and its Subsidiaries are in compliance with the terms of the Centerior Permits, except where the failure so to comply would not have a Centerior Material Adverse Effect.

          (c) Except as disclosed in the Centerior SEC Documents filed prior to the date of this Agreement, the businesses of Centerior and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Centerior Material Adverse Effect.

          (d) Except as disclosed in the Centerior SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement,

             (i) no investigation or review by any Governmental Entity with respect to Centerior or any of its Subsidiaries is pending or, to the knowledge of Centerior, threatened, and

             (ii) no Governmental Entity has indicated an intention to conduct any such investigation or review,

other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Centerior Material Adverse Effect.

     4.10 Litigation. As of the date of this Agreement, except as disclosed in the Centerior SEC Documents filed prior to the date of this Agreement,

          (a) there is no suit, action or proceeding pending or, to the knowledge of Centerior, threatened against or affecting Centerior or any of its Subsidiaries which is reasonably likely to have a Centerior Material Adverse Effect, and

          (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Centerior or any of its Subsidiaries having, or which is reasonably likely to have, a Centerior Material Adverse Effect.

     4.11  Taxes.

          (a) Except as set forth in Section 4.11 of the Centerior Disclosure Schedule, each of Centerior and its Subsidiaries (including any predecessors) has timely filed when due all Tax returns required to be filed by any of them and has paid (or Centerior has paid on its behalf), or has made adequate provision for or set up in accordance with GAAP an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any Tax returns), and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of any period for which no return has been filed or is due, and the most recent financial statements contained in the Centerior SEC Documents reflect in accordance with GAAP a reserve for all Taxes payable by Centerior and its Subsidiaries accrued through the date of such financial statements.

          (b) Except as set forth in Section 4.11 of the Centerior Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted or assessed against Centerior or any of its Subsidiaries, and no audit of the Tax returns of Centerior or any of its Subsidiaries is currently being conducted by any Taxing authority.

          (c) Except with respect to any claims for refunds and except as set forth in Section 4.11 of the Centerior Disclosure Schedule, the Federal income Tax returns of Centerior and each of its Subsidiaries consolidated in such returns for all such periods ended on or before December 31, 1990 have been

                                     B-1-11
     examined by and settled with the United States Internal Revenue Service (the "IRS"), or the applicable statute of limitations with respect to such years, including extensions thereof, has expired.

          (d) Copies of all Federal Tax returns required to be filed by Centerior or any of its Subsidiaries (including any predecessors) for each of the last three years, together with all schedules and attachments thereto, have been delivered by Centerior to Ohio Edison.

          (e) Except as set forth in Section 4.11 of the Centerior Disclosure Schedule, none of Centerior or any of its Subsidiaries (including any predecessors) is a party to, is bound by, or has any obligation under any Tax sharing or similar agreement.

          (f) For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes", "Taxing", and "Taxable") shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, gains, transfer, recording, license, value-added, withholding, excise and other taxes, duties or assessments of any nature whatsoever (whether payable directly or by withholding), together with any and all estimated Tax interest, penalties and additions to Tax imposed with respect to such amounts and any obligations in respect thereof under any Tax sharing, Tax allocation, Tax indemnity or similar agreement as well as any obligations arising pursuant to Code Regulation Section 1.1502-6 or comparable state, local or foreign provision.

     4.12  Employee Matters.

          (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "Centerior Controlled Group Plans"), maintained or contributed to by Centerior, any of its Subsidiaries or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which Centerior is a member, Centerior has made available to Ohio Edison, or will deliver to Ohio Edison within 30 days after the date hereof, a true and correct copy of

             (i) the most recent annual report (Form 5500) filed with the IRS,

             (ii) any such Centerior Controlled Group Plan,

             (iii) each trust agreement and group annuity contract, if any, relating to any such Centerior Controlled Group Plan and

             (iv) the most recent actuarial report or valuation relating to any such Centerior Controlled Group Plan subject to Title IV of ERISA.

          (b) (i) Except as set forth in Section 4.12(b) of the Centerior Disclosure Schedule, each of the Centerior Controlled Group Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of Centerior, no circumstances exist that are reasonably expected by Centerior to result in the revocation of any such determination.

             (ii) Centerior is in compliance in all material respects with, and each Centerior Controlled Group Plan is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

             (iii) Each Centerior Controlled Group Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

                                     B-1-12

          (c) With respect to the Centerior Controlled Group Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Centerior or any of its Subsidiaries, there exists no condition or set of circumstances in connection with which Centerior or any of its Subsidiaries could be subject to any liability that is reasonably likely to exceed $1,000,000 (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

          (d) Except as set forth in Section 4.12(d) of the Centerior Disclosure Schedule, with respect to each Centerior Controlled Group Plan, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Centerior or any of its Subsidiaries.

          (e) Except as set forth in Section 4.12(e) of the Centerior Disclosure Schedule or as provided for in this Agreement, as of the date of this Agreement, neither Centerior nor any of its Subsidiaries is a party to any union or collective bargaining agreement.

          (f) Except as set forth in Section 4.12(f) of the Centerior Disclosure Schedule, no Centerior Controlled Group Plan is a multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code).

          (g) For each Centerior Controlled Group Plan which is intended to be an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code), each of the following is true:

             (i) except as disclosed on Section 4.12(g) of the Centerior Disclosure Schedule, there is no securities acquisition loan (within the meaning of Section 133 of the Code) outstanding with respect to the plan;

             (ii) except for the transactions contemplated in this Agreement, no event has occurred and no condition exists which would give rise to the recapture of any Tax credit previously claimed with respect to the plan or to any Tax or penalties assessable against Centerior, any of its Subsidiaries or FirstEnergy; and

             (iii) except for the transactions contemplated in this Agreement, no event has occurred and no condition exists which would cause the termination of the plan and the distribution of all amounts held thereunder to give rise to the recapture of any Tax credit previously claimed with respect to the plan or to any Tax or penalties assessable against Centerior, any of its Subsidiaries or FirstEnergy.

          (h) Except as set forth in Section 4.12(h) of the Centerior Disclosure Schedule, none of the Centerior Controlled Group Plans that are welfare plans (within the meaning of Section 3(l) of ERISA) provides for any retiree benefits.

          (i) Except as set forth in Section 4.12(i) of the Centerior Disclosure Schedule,

             (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                (A) payment (whether of severance pay or otherwise) becoming due from Centerior or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or

                (B)benefit under any Centerior Controlled Group Plan being established or becoming accelerated, vested or payable, and

             (ii) neither Centerior nor any of its Subsidiaries is a party to

                (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                                     B-1-13

                (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Centerior, or

                (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

     4.13 Absence of Certain Changes or Events. Except as disclosed in the Centerior SEC Documents filed prior to the date of this Agreement or in the audited consolidated balance sheet of Centerior and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity (the "Centerior 1995 Financials"), true and correct copies of which have been delivered to Ohio Edison, or except as contemplated by this Agreement, since the date of the Centerior 1995 Financials, Centerior and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been

          (a) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, a Centerior Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Centerior's or its Subsidiaries' capital stock, except for regular quarterly cash dividends of $0.20 per share on Centerior Common Stock and regular dividends on Centerior Subsidiaries' preferred stock (the "Centerior Subs Preferred") with usual record and payment dates for such dividends and dividends on common stock paid by a wholly-owned Subsidiary of Centerior; or

          (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Centerior Material Adverse Effect.

     4.14 Opinion of Centerior Financial Advisor. Centerior has received the opinion of Barr Devlin & Co. Incorporated (hereinafter referred to as "Centerior Fairness Advisor" and collectively with Morgan Stanley & Co. Incorporated, as "Centerior Advisors"), dated the date hereof, to the effect that, as of such date, the Centerior Conversion Number is fair to holders of Centerior Common Stock from a financial point of view, and copies of such opinion have been previously delivered to Ohio Edison.

     4.15 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Centerior Common Stock is the only vote of the holders of any class or series of Centerior capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     4.16 Accounting Matters. Neither Centerior nor, to its best knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent FirstEnergy from accounting for the business combination to be effected by the Centerior Merger on a purchase accounting basis in accordance with GAAP and applicable regulations of the SEC.

     4.17 No Change in Capital Structure. There has been no material change in the information set forth in the first sentence of Section 4.2 between the close of business on July 31, 1996 and the date hereof.

     4.18 Ownership of Ohio Edison Stock. As of the date of this Agreement, Centerior and its affiliates do not "beneficially own" (as such term is defined in the Ohio Edison Rights Agreement) any shares of Ohio Edison Common Stock.

     4.19  Centerior Subsidiaries.

          (a) Section 4.19(a) of the Centerior Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries and joint ventures of Centerior, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and Centerior's interest therein.

                                     B-1-14

          (b) Except as set forth in Section 4.19(b) of the Centerior Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2 (a)(8) or 2(a)(11) of PUHCA, respectively.

          (c) Except as set forth in Section 4.19(c) of the Centerior Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of Centerior are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Centerior free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "wholly-owned Subsidiary" shall include Subsidiaries the preferred stock or similar non-voting securities of which need not be owned by the entity as to which such Subsidiary is a subsidiary.

          (d) As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity.

     4.20  Environmental Protection.

        (a) Compliance.

             (i) Except as set forth in Section 4.20(a) of the Centerior Disclosure Schedule, each of Centerior and its Subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance would not have a Centerior Material Adverse Effect.

             (ii) Except as set forth in Section 4.20(a) of the Centerior Disclosure Schedule, neither Centerior nor any of its Subsidiaries has received any communication (written or oral) from any person or Governmental Entity that alleges that Centerior or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a Centerior Material Adverse Effect.

          (b) Environmental Permits. Except as set forth in Section 4.20(b) of the Centerior Disclosure Schedule, each of Centerior and its Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Centerior and each of its Subsidiaries is in material compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permit would not have a Centerior Material Adverse Effect.

                                     B-1-15

          (c) Environmental Claims. Except as set forth in Section 4.20(c) of the Centerior Disclosure Schedule, to the best knowledge of Centerior upon diligent review, there is no Environmental Claim (as hereinafter defined) pending

             (i) against Centerior or any of its Subsidiaries or joint ventures,

             (ii) against any person or entity whose liability for any Environmental Claim Centerior or any of its Subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

             (iii) against any real or personal property or operations which Centerior or any of its Subsidiaries or joint ventures owns, leases or manages, in whole or in part,

     which, if adversely determined, would have in the aggregate a Centerior Material Adverse Effect.

          (d) Releases. Except as set forth in Section 4.20(d) of the Centerior Disclosure Schedule, Centerior has no knowledge of any Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against Centerior or any Subsidiaries or joint ventures of Centerior, or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim Centerior or any Subsidiaries or joint ventures of Centerior or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a Centerior Material Adverse Effect.

          (e) Predecessors. Except as set forth in Section 4.20(e) of the Centerior Disclosure Schedule, Centerior has no knowledge, with respect to any predecessor of Centerior or any Subsidiary or joint venture of Centerior, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have a Centerior Material Adverse Effect.

          (f) Disclosure. To Centerior's best knowledge upon a good faith effort, Centerior has disclosed to Ohio Edison all material facts which Centerior reasonably believes form the basis of a Centerior Material Adverse Effect arising from

             (i) the cost of pollution control equipment currently required or known to be required in the future;

             (ii) current remediation costs or remediation costs known to be required in the future; or

             (iii) any other environmental matter affecting Centerior or its Subsidiaries.

          (g) As used in this Agreement:

             (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Entity) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from

                (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Centerior or any Subsidiary or joint venture of Centerior or its Subsidiaries (for purposes of this Section 4.20), or by Ohio Edison or any of its Subsidiary or joint ventures of Ohio Edison or its Subsidiaries (for purposes of Section 5.20); or

                (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

                                     B-1-16

                (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

             (ii) "Environmental Laws" means all Federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

             (iii) "Hazardous Materials" means

                (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); and

                (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and

                (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Centerior or any Subsidiary or joint venture of Centerior operates (for purposes of this Section 4.20) or in which Ohio Edison or any Subsidiary or joint venture of Ohio Edison operates (for purposes of Section 5.20).

             (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface, water, groundwater or property.

     4.21  Regulation as a Utility.

          (a) Except as set forth in Section 4.21 of the Centerior Disclosure Schedule, neither Centerior nor any "subsidiary company" or "affiliate" of Centerior is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

          (b) Centerior is an exempt holding company under Section 3(a)(1) of PUHCA.

          (c) Section 4.21 of the Centerior Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of Centerior which may be deemed to be a "public utility company" or a "holding company" within the meaning of PUHCA.

          (d) As used in this Section 4.21 and in Section 5.21, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in PUHCA.

     4.22 Insurance. Except as set forth in Section 4.22 of the Centerior Disclosure Schedule:

          (a) Each of Centerior and its Subsidiaries is as of the date hereof, and has been continuously since January 1, 1990 through the date hereof, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses as conducted by Centerior and its Subsidiaries during such time period.

          (b) Centerior hereby covenants and agrees to maintain all such insurance for itself and its Subsidiaries from the date of this Agreement through the Effective Time so long as such insurance is available on commercially reasonable terms.

          (c) (i) Neither Centerior nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of Centerior or its Subsidiaries.

                                     B-1-17

             (ii) The insurance policies of Centerior and each of its Subsidiaries are valid and enforceable policies.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF OHIO EDISON

     Ohio Edison represents and warrants to Centerior as follows:

     5.1  Organization, Standing and Power.

          (a) Each of Ohio Edison and its Significant Subsidiaries

             (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization,

             (ii) has all requisite power and authority, and has been duly authorized by all necessary approvals and orders of Governmental Entities (as defined in Section 4.4), to own, lease and operate its properties and to carry on its business as now being conducted, and

             (iii) is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), business prospects or the results of operations of Ohio Edison and its Subsidiaries taken as a whole or on the consummation of the transactions contemplated hereby (a "Ohio Edison Material Adverse Effect").

     5.2 Capital Structure.

          (a) As of the date hereof, the authorized capital stock of Ohio Edison consists of (i) 175,000,000 shares of Ohio Edison Common Stock of which, as of July 31, 1996, 152,569,437 shares were issued and outstanding and no shares were held by Ohio Edison in its treasury or by any of its wholly-owned Subsidiaries and no shares of Ohio Edison Common Stock were reserved for any purpose; (ii) 6,000,000 shares of Preferred Stock, $100 par value (the "Ohio Edison Preferred") of which, as of the date hereof, 859,650 shares were issued and outstanding and no shares were held by Ohio Edison in its treasury or by any of its wholly-owned Subsidiaries; (iii) 8,000,000 shares of Class A Preferred Stock, $25 par value (the "Ohio Edison Class A Preferred") of which, as of the date hereof, 4,000,000 shares were issued and outstanding and no shares were held by Ohio Edison in its treasury or by any of its wholly-owned Subsidiaries; and (iv) 8,000,000 shares of Preference Stock, without par value (the "Ohio Edison Preference") of which, as of the date hereof, no shares were issued and outstanding and no shares were held by Ohio Edison in its treasury or by any of its wholly-owned Subsidiaries; and no Voting Debt is issued or outstanding.

          (b) All outstanding shares of Ohio Edison's capital stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.

          (c) As of the date of this Agreement (except pursuant to this Agreement or the Ohio Edison Dividend Reinvestment Plan), there are no options, warrants, calls, rights, commitments or agreements of any character to which Ohio Edison or any Subsidiary of Ohio Edison is a party or by which it is bound obligating Ohio Edison or any Subsidiary of Ohio Edison to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of, or other equity interest in, Ohio Edison or any Subsidiary of Ohio Edison or securities convertible or exchangeable for such shares, Voting Debt or other equity interests, or obligating Ohio Edison or any Subsidiary of Ohio Edison to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                                     B-1-18

     5.3  Corporate Authority.

          (a) Ohio Edison has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the transactions contemplated hereby and to the adoption of the Ohio Edison Merger Agreement by the shareholders of Ohio Edison, to consummate the transactions contemplated hereby and thereby.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ohio Edison, subject to the approval of this Agreement and to the adoption of the Ohio Edison Merger Agreement by the shareholders of Ohio Edison.

          (c) This Agreement has been duly executed and delivered by Ohio Edison and, subject to the approval of this Agreement and to the adoption of the Ohio Edison Merger Agreement by the shareholders of Ohio Edison, constitutes a valid and binding obligation of Ohio Edison enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought.

     5.4 No Violation. Except as set forth in Section 5.4 of the disclosure schedule delivered by Ohio Edison (the "Ohio Edison Disclosure Schedule") or as contemplated by Section 5.5, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in a Violation under or pursuant to,

          (a) any provision of the Articles of Incorporation or Regulations of Ohio Edison or any Subsidiary of Ohio Edison,

          (b) any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, Ohio Edison Controlled Group Plan (as defined in Section 5.12) or other agreement, obligation, instrument, permit, concession, franchise, license of any kind to which Ohio Edison or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or

          (c) any judgment, order, injunction, writ, decree, statute, law, ordinance, rule, regulation, permit or license of any Governmental Entity applicable to Ohio Edison or any of its Subsidiaries or their respective properties or assets, which Violation, in the case of each of clauses (b) and (c), would have an Ohio Edison Material Adverse Effect.

     5.5 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Ohio Edison or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Ohio Edison or the consummation by Ohio Edison of the transactions contemplated hereby, the failure of which to obtain would have an Ohio Edison Material Adverse Effect, except for:

          (a) the filing of a premerger notification report with the FTC and the DOJ under the HSR Act,

          (b) the filing with the SEC of

             (i) the Joint Proxy Statement,

             (ii) the S-4 and

             (iii) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required,

          (c) the SEC PUHCA Order,

                                     B-1-19

          (d) the Blue-Sky Filings,

          (e) the filing of Certificates of Merger with the Secretary of State of the State of Ohio in accordance with applicable law,

          (f) the FERC Approvals,

          (g) the NRC Approvals,

          (h) the Local Approvals, and

          (i) State Takeover Approvals.

     5.6  Ohio Edison SEC Documents.

          (a) Ohio Edison has made available to Centerior a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Ohio Edison with the SEC since January 1, 1993 (as such documents have since the time of this filing been amended, the "Ohio Edison SEC Documents") which are all the documents (other than preliminary material) that Ohio Edison was required to file with the SEC since such date.

          (b) As of their respective dates, the Ohio Edison SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Ohio Edison SEC Documents, and none of the Ohio Edison SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The financial statements of Ohio Edison included in the Ohio Edison SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring adjustments) the consolidated financial position of Ohio Edison and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     5.7  No Undisclosed Liabilities.

          (a) Except as and to the extent set forth in Ohio Edison's Annual Report on Form 10-K for the year ended December 31, 1995, as of December 31, 1995, neither Ohio Edison nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (including the notes thereto) of Ohio Edison and its Subsidiaries.

          (b) Since December 31, 1995, except as set forth in the Ohio Edison SEC Documents filed by Ohio Edison with the SEC since December 31, 1995 and prior to the date of this Agreement, neither Ohio Edison nor any of its Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would have, individually or in the aggregate, an Ohio Edison Material Adverse Effect.

     5.8  Information Supplied.

          (a) None of the information supplied or to be supplied by Ohio Edison for inclusion or incorporation by reference in

             (i) the S-4 will, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and

                                     B-1-20

             (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of Ohio Edison and the shareholders of Centerior and at the time of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (b) The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     5.9  Compliance with Applicable Laws.

          (a) Ohio Edison and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Ohio Edison and its Subsidiaries, taken as a whole (the "Ohio Edison Permits").

          (b) Ohio Edison and its Subsidiaries are in compliance with the terms of the Ohio Edison Permits, except where the failure so to comply would not have an Ohio Edison Material Adverse Effect.

          (c) Except as disclosed in the Ohio Edison SEC Documents filed prior to the date of this Agreement, the businesses of Ohio Edison and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have an Ohio Edison Material Adverse Effect.

          (d) Except as disclosed in the Ohio Edison SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement,

             (i) no investigation or review by any Governmental Entity with respect to Ohio Edison or any of its Subsidiaries is pending or, to the knowledge of Ohio Edison, threatened, and

             (ii) no Governmental Entity has indicated an intention to conduct any such investigation or review,

     other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have an Ohio Edison Material Adverse Effect.

     5.10 Litigation. As of the date of this Agreement, except as disclosed in the Ohio Edison SEC Documents filed prior to the date of this Agreement,

          (a) there is no suit, action or proceeding pending or, to the knowledge of Ohio Edison, threatened against or affecting Ohio Edison or any of its Subsidiaries which is reasonably likely to have an Ohio Edison Material Adverse Effect, and

          (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Ohio Edison or any of its Subsidiaries having, or which is reasonably likely to have, an Ohio Edison Material Adverse Effect.

     5.11  Taxes.

          (a) Except as set forth in Section 5.11 of the Ohio Edison Disclosure Schedule, each of Ohio Edison and its Subsidiaries (including any predecessors) has timely filed when due all Tax returns required to be filed by any of them and has paid (or Ohio Edison has paid on its behalf), or has made adequate provision for or set up in accordance with GAAP an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any Tax returns), and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of any period for which no return has been filed or is due, and the most recent financial statements contained in the Ohio Edison SEC Documents reflect in accordance with GAAP a reserve for all Taxes payable by Ohio Edison and its Subsidiaries accrued through the date of such financial statements.

                                     B-1-21

          (b) Except as set forth in Section 5.11 of the Ohio Edison Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted or assessed against Ohio Edison or any of its Subsidiaries, and no audit of the Tax returns of Ohio Edison or any of its Subsidiaries is currently being conducted by any Taxing authority.

          (c) Except with respect to any claims for refunds and except as set forth in Section 5.11 of the Ohio Edison Disclosure Schedule, the Federal income Tax returns of Ohio Edison and each of its Subsidiaries consolidated in such returns for all such periods ended on or before December 31, 1990 have been examined by and settled with the IRS or the applicable statute of limitations with respect to such years, including extensions thereof, has expired.

          (d) Copies of all Federal Tax returns required to be filed by Ohio Edison or any of its Subsidiaries (including any predecessors) for each of the last three years, together with all schedules and attachments thereto, have been delivered by Ohio Edison to Centerior.

          (e) Except as set forth in Section 5.11 of the Ohio Edison Disclosure Schedule, none of Ohio Edison or any of its Subsidiaries (including any predecessors) is a party to, is bound by, or has any obligation under any Tax sharing or similar agreement.

     5.12 Employee Matters.

          (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA, and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "Ohio Edison Controlled Group Plans"), maintained or contributed to by Ohio Edison, any of its Subsidiaries or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which Ohio Edison is a member, Ohio Edison has made available to Centerior, or will deliver to Centerior within 30 days after the date hereof, a true and correct copy of

             (i) the most recent annual report (Form 5500) filed with the IRS,

             (ii) any such Ohio Edison Controlled Group Plan,

             (iii) each trust agreement and group annuity contract, if any, relating to any such Ohio Edison Controlled Group Plan and

             (iv) the most recent actuarial report or valuation relating to any such Ohio Edison Controlled Group Plan subject to Title IV of ERISA.

          (b) (i) Except as set forth in Section 5.12(b) of the Ohio Edison Disclosure Schedule, each of the Ohio Edison Controlled Group Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of Ohio Edison, no circumstances exist that are reasonably expected by Ohio Edison to result in the revocation of any such determination.

             (ii) Ohio Edison is in compliance in all material respects with, and each Ohio Edison Controlled Group Plan is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

             (iii) Each Ohio Edison Controlled Group Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

                                     B-1-22

          (c) With respect to the Ohio Edison Controlled Group Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Ohio Edison or any of its Subsidiaries, there exists no condition or set of circumstances in connection with which Ohio Edison or any of its Subsidiaries could be subject to any liability that is reasonably likely to exceed $1,000,000 (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

          (d) Except as set forth in Section 5.12(d) of the Ohio Edison Disclosure Schedule, with respect to each Ohio Edison Controlled Group Plan, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Ohio Edison or any of its Subsidiaries.

          (e) Except as set forth in Section 5.12(e) of the Ohio Edison Disclosure Schedule and except as provided for in this Agreement, as of the date of this Agreement, neither Ohio Edison nor any of its Subsidiaries is a party to any union or collective bargaining agreement.

          (f) Except as set forth in Section 5.12(f) of the Ohio Edison Disclosure Schedule, no Ohio Edison Controlled Group Plan is a multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code).

          (g) For each Ohio Edison Controlled Group Plan which is intended to be an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code), each of the following is true:

             (i) except as disclosed on Section 5.12(g) of the Ohio Edison Disclosure Schedule, there is no securities acquisition loan (within the meaning of Section 133 of the Code) outstanding with respect to the plan;

             (ii) except for the transactions contemplated in this Agreement, no event has occurred and no condition exists which would give rise to the recapture of any Tax credit previously claimed with respect to the plan or to any Tax or penalties assessable against Ohio Edison, any of its Subsidiaries or FirstEnergy; and

             (iii) except for the transactions contemplated in this Agreement, no event has occurred and no condition exists which would cause the termination of the plan and the distribution of all amounts held thereunder to give rise to the recapture of any Tax credit previously claimed with respect to the plan or to any Tax or penalties assessable against Ohio Edison, any of its Subsidiaries or FirstEnergy.

          (h) Except as set forth in Section 5.12(h) of the Ohio Edison Disclosure Schedule, none of the Ohio Edison Controlled Group Plans that are welfare plans (within the meaning of Section 3(l) of ERISA) provides for any retiree benefits.

          (i) Except as set forth in Section 5.12(i) of the Ohio Edison Disclosure Schedule,

             (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

                (A) payment (whether of severance pay or otherwise) becoming due from Ohio Edison or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or

                (B) benefit under any Ohio Edison Controlled Group Plan being established or becoming accelerated, vested or payable, and

             (ii) neither Ohio Edison nor any of its Subsidiaries is a party to

                (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

                                     B-1-23

                (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Ohio Edison, or

                (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

     5.13 Absence of Certain Changes or Events. Except as disclosed in the Ohio Edison SEC Documents filed prior to the date of this Agreement or in the audited consolidated balance sheet of Ohio Edison and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity (the "Ohio Edison 1995 Financials"), true and correct copies of which have been delivered to Centerior, or except as contemplated by this Agreement, since the date of the Ohio Edison 1995 Financials, Ohio Edison and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been

          (a) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, an Ohio Edison Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Ohio Edison's or its Subsidiaries' capital stock, except for regular quarterly cash dividends of $0.375 per share on Ohio Edison Common Stock and regular dividends on Ohio Edison's Preferred, Ohio Edison's Class A Preferred and Ohio Edison Subsidiaries' preferred securities (the "Ohio Edison Subs Preferred") with usual record and payment dates for such dividends and dividends on common stock paid by wholly-owned Subsidiaries of Ohio Edison; or

          (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, an Ohio Edison Material Adverse Effect.

     5.14 Opinion of Ohio Edison Financial Advisor. Ohio Edison has received the opinion of McDonald & Company Securities, Inc. (hereinafter referred to as "Ohio Edison Fairness Advisor" and collectively with Morgan Stanley & Co. Incorporated, as "Ohio Edison Advisors"), dated the date hereof, to the effect that, as of such date, the Ohio Edison Conversion Number is fair to holders of Ohio Edison Common Stock from a financial point of view, and copies of such opinion have been previously delivered to Centerior.

     5.15 Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Ohio Edison Common Stock is the only vote of the holders of any class or series of Ohio Edison capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     5.16 Accounting Matters. Neither Ohio Edison nor, to its best knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent FirstEnergy from accounting for the business combination to be effected by the Centerior Merger on a purchase accounting basis in accordance with GAAP and applicable regulations of the SEC.

     5.17 No Change in Capital Structure. There has been no material change in the information set forth in the first sentence of Section 5.2 between the close of business on July 31, 1996 and the date hereof.

     5.18 Ownership of Centerior Stock. As of the date of this Agreement, Ohio Edison and its affiliates do not "beneficially own" (as such term is defined in the Centerior Rights Agreement) any shares of Centerior Common Stock.

     5.19  Ohio Edison Subsidiaries.

          (a) Section 5.19(a) of the Ohio Edison Disclosure Schedule sets forth a description as of the date hereof of all Subsidiaries and joint ventures of Ohio Edison, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and Ohio Edison's interest therein.

                                     B-1-24

          (b) Except as set forth in Section 5.19(b) of the Ohio Edison Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2
     (a)(8) or 2(a)(11) of PUHCA, respectively.

        (c) Except as set forth in Section 5.19(c) of the Ohio Edison Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of Ohio Edison are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Ohio Edison free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     5.20 Environmental Protection.

        (a) Compliance.

             (i) Except as set forth in Section 5.20(a) of the Ohio Edison Disclosure Schedule, each of Ohio Edison and its Subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have an Ohio Edison Material Adverse Effect.

             (ii) Except as set forth in Section 5.20(a) of the Ohio Edison Disclosure Schedule, neither Ohio Edison nor any of its Subsidiaries has received any communication (written or oral) from any person or Governmental Entity that alleges that Ohio Edison or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have an Ohio Edison Material Adverse Effect.

          (b) Environmental Permits. Except as set forth in Section 5.20(b) of the Ohio Edison Disclosure Schedule, each of Ohio Edison and its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Ohio Edison and each of its Subsidiaries is in material compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permit would not have an Ohio Edison Material Adverse Effect.

          (c) Environmental Claims. Except as set forth in Section 5.20(c) of the Ohio Edison Disclosure Schedule, to the best knowledge of Ohio Edison upon diligent review, there is no Environmental Claim (as hereinafter defined) pending

             (i) against Ohio Edison or any of its Subsidiaries or joint ventures,

             (ii) against any person or entity whose liability for any Environmental Claim Ohio Edison or any of its Subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

             (iii) against any real or personal property or operations which Ohio Edison or any of its Subsidiaries or joint ventures owns, leases or manages, in whole or in part,

     which, if adversely determined, would have in the aggregate an Ohio Edison Material Adverse Effect.

          (d) Releases. Except as set forth in Section 5.20(d) of the Ohio Edison Disclosure Schedule, Ohio Edison has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Ohio Edison or any Subsidiaries or joint ventures of Ohio Edison, or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim Ohio Edison or any Subsidiaries or joint ventures of Ohio Edison or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous

                                     B-1-25

     Materials the liability for which would not have, in the aggregate, an Ohio Edison Material Adverse Effect.

          (e) Predecessors. Except as set forth in Section 5.20(e) of the Ohio Edison Disclosure Schedule, Ohio Edison has no knowledge, with respect to any predecessor of Ohio Edison or any Subsidiary or joint venture of Ohio Edison, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have an Ohio Edison Material Adverse Effect.

          (f) Disclosure. To Ohio Edison's best knowledge upon a good faith effort, Ohio Edison has disclosed to Centerior all material facts which Ohio Edison reasonably believes form the basis of an Ohio Edison Material Adverse Effect arising from

             (i) the cost of pollution control equipment currently required or known to be required in the future;

             (ii) current remediation costs or remediation costs known to be required in the future; or

             (iii) any other environmental matter affecting Ohio Edison or its Subsidiaries.

     5.21  Regulation as a Utility.

          (a) Except as set forth in Section 5.21 of the Ohio Edison Disclosure Schedule, neither Ohio Edison nor any "subsidiary company" or "affiliate" of Ohio Edison is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country.

          (b) Ohio Edison is an exempt holding company under Section 3(a)(2) of PUHCA.

          (c) Section 5.21 of the Ohio Edison Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of Ohio Edison which may be deemed to be a "public utility company" or a "holding company" within the meaning of PUHCA.

     5.22 Insurance. Except as set forth in Section 5.22 of the Ohio Edison Disclosure Schedule:

          (a) Each of Ohio Edison and its Subsidiaries is as of the date hereof, and has been continuously since January 1, 1990 through the date hereof, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses as conducted by Ohio Edison and its Subsidiaries during such time period.

          (b) Ohio Edison hereby covenants and agrees to maintain all such insurance for itself and its Subsidiaries from the date of this Agreement through the Effective Time so long as such insurance is available on commercially reasonable terms.

          (c) (i) Neither Ohio Edison nor its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Ohio Edison or its Subsidiaries.

             (ii) The insurance policies of Ohio Edison and each of its Subsidiaries are valid and enforceable policies.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the other party shall otherwise consent in writing), Centerior and Ohio Edison each agree that:

     6.1  Ordinary Course.

          (a) Each party hereto shall, and shall cause its respective Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore

                                     B-1-26
     conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

          (b) Except as set forth in Section 6.1 of the Centerior or Ohio Edison Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any investment of assets or resources or any exposure to liability or loss, in excess of $5 million, in each case inclusive of their respective Subsidiaries, taken as a whole.

     6.2 Dividends; Changes in Stock. No party shall, nor shall any party permit any of its Subsidiaries to,

          (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except that

             (i) Centerior may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.20 per share of Centerior Common Stock,

             (ii) Centerior Subs may continue the declaration and payment of regularly scheduled dividends on the Centerior Subs Preferred,

             (iii) Ohio Edison may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.40 per share of Ohio Edison Common Stock and regularly scheduled dividends, on Ohio Edison Class A Preferred, Ohio Edison Preferred Stock and Ohio Edison Preference Stock,

             (iv) Ohio Edison Subsidiaries may continue the declaration and payment of regularly scheduled dividends on the Ohio Edison Subs Preferred,

     in each case with usual record and payment dates for such dividends in accordance with such parties' past dividend practice, and except for dividends on common stock by a wholly-owned Subsidiary of such party or such Subsidiary,

          (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or

          (c) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, other than

             (i) redemptions, purchases or acquisitions required by the respective terms of any series of Centerior Preferred, Centerior Subs Preferred, Ohio Edison Preferred, Ohio Edison Class A Preferred, or Ohio Edison Subs Preferred,

             (ii) in connection with refunding of such Preferred Stocks with preferred stock or debt at a lower cost of funds (calculating such cost on an after-tax basis),

             (iii) in connection with intercompany purchases,

             (iv) for the purpose of funding employee stock ownership or dividend reinvestment and stock purchase plans in accordance with past practice, or

             (v) as set forth on Section 6.2(c) of the Centerior or Ohio Edison Disclosure Schedules.

                                     B-1-27

          (d) notwithstanding Section 6.2(a), each of Ohio Edison and Centerior shall declare a dividend on each share of its Common Stock to holders of record of such shares as of the close of business on the business day next preceding the Effective Time in an amount equal to the product of

             (i) a fraction,

                (A) the numerator of which equals the number of days between the payment date with respect to the most recent regular dividend paid by Ohio Edison and Centerior, as the case may be, and the Effective Time, and

                (B) the denominator of which equals 91, and

             (ii) the amount of the regular cash dividend most recently paid by Ohio Edison or Centerior, as the case may be;

     provided, however, that if either Ohio Edison or Centerior has declared a regular quarterly dividend on shares of its Common Stock with a payment date (the "Payment Date") after the Effective Time, then no dividend as provided for in this Section 6.2(d) shall be declared or paid with respect to such shares and the dividend of the other party or parties shall be calculated by substituting "Payment Date" for "Effective Time" in clause
     (i)(A) of this Section 6.2(d).

     6.3 Issuance of Securities. Except as set forth in Section 6.3 of the Ohio Edison Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than

          (a) the issuance of common stock or stock appreciation or similar rights, as the case may be, pursuant to the Centerior Stock Plans or the Ohio Edison Dividend Reinvestment Plan, in each case consistent in kind and amount with past practice and in the ordinary course of business under such Plans in accordance with their present terms,

          (b) issuances of Preferred Stocks in connection with refundings as contemplated by Section 6.2(c)(iii),

          (c) the issuance and reservation of Ohio Edison and Centerior capital stock pursuant to any rights plan in accordance with Section 6.11.

     6.4 Constituent Documents. No party shall amend or propose to amend its articles of incorporation or its regulations.

     6.5  No Solicitations.

            (a) No party shall, nor shall any party permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor (including the Centerior Advisors and the Ohio Edison Advisors), attorney, accountant or other representative retained by it or any of its Subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or agree to, endorse, recommend or approve any Takeover Proposal.

          (b) Each party shall promptly advise the other party orally and in writing of any such inquiries or Takeover Proposals.

          (c) As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving a party hereto or any Significant Subsidiary of such party or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or any of its Significant Subsidiaries other than the transactions contemplated by this Agreement.

                                     B-1-28

          (d) Notwithstanding anything in this Section 6.5 to the contrary, unless the approvals of the shareholders of Ohio Edison and Centerior have been obtained, a party may, to the extent that the Board of Directors of such party determines in good faith with the written advice of outside counsel that a failure to do so would result in a breach of its fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its Subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person.

     6.6 Acquisitions. Except as set forth in Section 6.6 of the Centerior or Ohio Edison Disclosure Schedule, other than acquisitions by a party and its Subsidiaries not in excess of $25 million, no party shall, nor shall any party permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof that would constitute a Significant Subsidiary of such party or otherwise acquire or agree to acquire any assets not in the ordinary course of business. Centerior further agrees that unless approved by Ohio Edison, Centerior shall not consummate the merger of The Cleveland Electric Illuminating Company and The Toledo Edison Company.

     6.7 Dispositions. Other than dispositions by a party and its affiliates of less than $10 million singularly or in the aggregate or as set forth in
Section 6.7 of the Centerior or Ohio Edison Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than dispositions, including, without limitation, dispositions of accounts receivable, in the ordinary course of business of such party or such Subsidiary consistent with past practices.

     6.8 Indebtedness. Except as set forth in Section 6.8 of the Centerior or Ohio Edison Disclosure Schedule, or as permitted in Section 6.2 in connection with the refunding of Preferred Stock, no party shall, nor shall any party permit any of its Subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others other than

          (a) for short-term indebtedness in the ordinary course of business consistent with prior practice,

          (b) as may be necessary in connection with acquisitions permitted by
     Section 6.6 or new lines of business permitted by Section 6.1,

          (c) the incurrence of long-term indebtedness, issuances of debt securities or guarantees not aggregating in excess of $50 million, or

          (d) indebtedness incurred to refund or refinance outstanding indebtedness of such party or such Subsidiary so long as the amount of such indebtedness so incurred does not exceed the amount of indebtedness so refunded or refinanced and any accrued interest and premium, if any, thereon.

     6.9 No Actions. No party shall, nor shall any party permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in

          (a) any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited),

          (b) any of the conditions to the Merger set forth in Article VIII not being satisfied, or

          (c) a material breach of any provision of this Agreement.

     6.10 Cooperation, Notification. Each party shall, and shall cause its Subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational

                                     B-1-29
matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a material adverse effect on the party so advising or any of its Subsidiaries; and (iv) promptly provide the other party (or the other party's counsel) with copies of all filings made by such party or any of its Subsidiaries with any state or Federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     6.11  Rights Agreements.

          (a) As promptly as practicable after the date hereof but in any event before the "Distribution Date" (as defined in the Ohio Edison Rights Agreement), Ohio Edison shall cause to be amended the Ohio Edison Rights Agreement to effect the changes contemplated by the form of amendment attached hereto as Exhibit H, which amendment has been authorized as of the date hereof by Ohio Edison.

          (b) Except as otherwise provided in this Section 6.11, Ohio Edison shall not redeem the Ohio Edison Rights, or amend (other than to delay the "Distribution Date" (as defined therein) or to render the Ohio Edison Rights inapplicable to the Merger) or terminate the Ohio Edison Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

          (c) Ohio Edison shall take all action so that the Ohio Edison Rights will no longer be outstanding upon the Merger.

          (d) Except as otherwise provided in this Section 6.11, Centerior shall not redeem the Centerior Rights, or amend (other than to delay the "Distribution Date" (as defined therein) or to render the Centerior Rights inapplicable to the Merger) or terminate the Centerior Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

          (e) Centerior shall take all action so that the Centerior Rights will no longer be outstanding upon the Merger.

     6.12 Collective Bargaining Agreements. During the period from the date of this Agreement and continuing until the Effective Time, each party agrees, as to itself and its Subsidiaries, that each of them will consult with the other party prior to entering into any substantive negotiations with respect to any collective bargaining agreement, or the modification or amendment thereof.

     6.13 Employee Benefit Covenant. During the period from the date of this Agreement and continuing until the Effective Time, except as set forth in
Section 6.13 of the Centerior Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, Centerior agrees as to itself and its Subsidiaries that it will not, and will not permit any of its Subsidiaries to, without the prior written consent of Ohio Edison,

          (a) enter into, adopt, amend (except as may be required by law) or terminate any Centerior Controlled Group Plan or any other agreement, arrangement, plan or policy between Centerior or Centerior Services Company ("Services") and one or more of the directors or officers of Centerior or Services or

          (b) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Centerior or Services, as the case may be, increase in any manner the compensation or fringe benefits of any director or officer of Centerior or Services or

          (c) pay any benefit not required by any Centerior Controlled Group Plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or performance units) to any director or officer of Centerior or Services or

          (d) enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or enter into or amend any employment, severance or special pay arrangement with respect to the

                                     B-1-30
     termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee of Centerior or any of its Subsidiaries; or

          (e) make any change in any defined benefit Plan of Centerior or any of its Subsidiaries which accelerates or increases benefits thereunder (except as may be required by law).

     6.14 Tax Covenant. During the period from the date of this Agreement and continuing until the Effective Time, each party agrees, as to itself and its Subsidiaries, that each of them will not, except in the ordinary course of business consistent with prior practice, make any Tax election or settle or compromise any Tax liability.

     6.15 Capital Expenditures. Except as set forth in Section 6.15 of the Centerior or Ohio Edison Disclosure Schedule or as required by law, no party shall, nor shall any party permit any of its Subsidiaries to make any annual capital expenditures, including expenditures for sulfur dioxide emission allowances as provided for by the Clean Air Act Amendments of 1990, in excess of each company's respective aggregate capital budget for 1996. Ohio Edison and Centerior agree to endeavor mutually to reduce their capital expenditures to the extent practicable.

     6.16 Transmission, Generation. Except as required pursuant to tariffs on file with the FERC as of the date hereof or as set forth in Section 6.16 of the Centerior or Ohio Edison Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to,

          (a) commence construction of any additional generating capacity or transmission or delivery capacity, except for such projects ongoing or mandated by a binding legal commitment existing on the date hereof or, in the case of transmission or delivery capacity, required to satisfy such party's obligation to serve, or

          (b) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional generation (including, without limitation, the energy produced by generating facilities), transmission or delivery capacity, other than in the ordinary course of business consistent with past practice.

     6.17 Modifications to Facilities. Except as set forth in Section 6.17 of the Centerior or Ohio Edison Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, enter into any binding commitment to make any modification to any of its or its Subsidiaries' existing facilities that would require any material investment or expenditure.

     6.18 Accounting. No party shall, nor shall any party permit any of its Subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

     6.19 Tax-Free Status. No party shall, nor shall any party permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to dissenters' rights and fractional shares) under the Code.

     6.20 Affiliate Transactions. Except as set forth in Section 6.20 of the Centerior or Ohio Edison Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (other than wholly-owned Subsidiaries of such party or Subsidiary) on terms to such party or its Subsidiaries materially less favorable than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's length basis.

     6.21 Rate Matters. Each party shall, and shall cause its Subsidiaries to, discuss with the other party any changes in its or its Subsidiaries' rates or charges (other than pass-through fuel rates or charges), standards of service or accounting from those in effect on the date of this Agreement and consult with the other party prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and no party will make, or permit any Subsidiary to make, any filing to change its rates on file with the FERC or any other

                                     B-1-31
regulatory commission that would have a material adverse effect on the benefits associated with the business combination provided herein. Notwithstanding the foregoing, however, each party and its Subsidiaries shall be permitted to enter into arrangements with customers in the ordinary course of business consistent with past practices.

     6.22  Third-Party Consents.

          (a) Each party shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain any third-party consents necessary to consummate the Merger.

          (b) Each party shall promptly notify the other of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to the other party.

     6.23 Tax-Exempt Status. No party shall, nor shall any party permit any Subsidiary to, take any action that would likely jeopardize the qualification of the outstanding revenue bonds issued for the benefit of such party or any of its Subsidiaries which qualify on the date hereof under Code Section 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under
Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

     6.24 FirstEnergy Actions. Ohio Edison and Centerior shall cause FirstEnergy to take only those actions, from the date hereof until the Effective Time, that are required or contemplated by this Agreement to be so taken by FirstEnergy, including, without limitation, the declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Entity, to obtain the consents or approvals contemplated by Sections 4.5 and 5.5 of this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1  Preparation of S-4 and the Joint Proxy Statement.

          (a) Ohio Edison and Centerior shall promptly prepare and file with the SEC the Joint Proxy Statement and shall cause FirstEnergy to prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus.

          (b) Each of Ohio Edison and Centerior shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing.

          (c) Ohio Edison and Centerior shall also cause FirstEnergy to take any action required to be taken under any applicable Blue-Sky Law in connection with the issuance of FirstEnergy Common Stock pursuant to the Merger and Ohio Edison and Centerior shall furnish all information concerning themselves and the holders of their common stock as may be reasonably requested in connection with any such action.

     7.2 Letters of Centerior's Accountants. Centerior shall use its best efforts to cause to be delivered to FirstEnergy and Ohio Edison a "comfort" letter of Arthur Andersen LLP, Centerior's independent auditors, addressed to FirstEnergy and Ohio Edison, dated a date within two business days before the date on which the S-4 shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to FirstEnergy and Ohio Edison and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     7.3 Letters of Ohio Edison's Accountants. Ohio Edison shall use its best efforts to cause to be delivered to FirstEnergy and Centerior a "comfort" letter of Arthur Andersen LLP, Ohio Edison's independent auditors, addressed to FirstEnergy and Centerior, dated a date within two business days before the date on which the S-4 shall become effective and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to FirstEnergy and Centerior and customary in scope and substance for

                                     B-1-32
letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     7.4  Access to Information.

          (a) Upon reasonable notice, Centerior and Ohio Edison shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including, but not limited to, Tax returns but excluding any documents with respect to which an attorney-client privilege is available) and, during such period, each of Centerior and Ohio Edison shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other

             (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws, or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the FTC, the Public Utilities Commission of Ohio or any other Federal or state regulatory agency or commission, and

             (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

          (b) Any information delivered by Centerior to Ohio Edison, or by Ohio Edison to Centerior, shall be subject to the Confidentiality Agreement, dated June 1, 1996, between Centerior and Ohio Edison (the "Confidentiality Agreement"), which agreement shall be extended hereby through the Effective Time.

     7.5  Shareholder Approvals.

          (a) Ohio Edison and Centerior shall each call a meeting of their respective shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the transactions contemplated hereby.

          (b) Ohio Edison and Centerior will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters; provided, however, that neither Board of Directors shall be obligated to recommend approval of this Agreement and the Merger to its respective shareholders if such Board of Directors, acting with the advice of counsel and financial advisors, determines that such recommendation would be contrary to their legal obligations as Directors.

          (c) Centerior and Ohio Edison will coordinate and cooperate with respect to the timing of such shareholder approvals and shall use their best efforts to hold such meetings on the same day and to secure such approvals as soon as practicable after the date on which the S-4 becomes effective.

     7.6  Satisfaction of Conditions to the Merger.

          (a) Each of Ohio Edison and Centerior will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this Agreement.

          (b) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (subject to the appropriate vote of shareholders of Ohio Edison and Centerior, respectively, described in Section 7.5), including full cooperation with the other party and including the provision of information and making of all necessary filings in connection with, among other things, the approvals under the HSR Act, the Securities Act and the Exchange Act, the FERC Approvals, the NRC Approvals, the SEC PUHCA Order, the Blue-Sky Filings, the Local Approvals and the State Takeover Approvals.

                                     B-1-33

          (c) In connection therewith, the parties agree that, as between them,

             (i) Ohio Edison shall be primarily responsible for the preparation and processing of the filings necessary to obtain the approvals required for the consummation of the transactions contemplated hereby under the Securities Act and the Exchange Act, the FERC Approvals, the SEC PUHCA Order and the Local Approvals required from the State of Ohio or any other State, as well as the Blue-Sky Filings, and

             (ii) Centerior shall be primarily responsible for the preparation and processing of the filings necessary to obtain the NRC Approvals.

          (d) Each of Ohio Edison and Centerior will, and will cause its Subsidiaries and FirstEnergy and its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Ohio Edison, FirstEnergy, Centerior or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     7.7  Rule 145 Affiliates.

          (a) Prior to the date of the meetings of their respective shareholders referred to in Section 7.5, Ohio Edison and Centerior shall deliver to FirstEnergy a letter substantially in the form attached hereto as Exhibit I, identifying all persons who may be, at the time this Agreement is submitted for approval to such shareholders, "affiliates" of Ohio Edison or Centerior, as the case may be, for purposes of Rule 145 under the Securities Act and the SEC's Accounting Series Release 135.

          (b) Ohio Edison and Centerior shall use their best efforts to cause each such person to deliver to FirstEnergy on or prior to the date of the applicable meeting of shareholders referred to in Section 7.5 a written agreement substantially in the form attached hereto as Exhibit J.

     7.8 Stock Exchange Listing. Centerior and Ohio Edison shall use their best efforts to cause the shares of FirstEnergy Common Stock to be issued in the Merger and, if necessary under the Benefit Plans referred to in Section 7.9, after the Merger, to be approved for listing on the NYSE and such other national securities exchanges as may be selected by FirstEnergy, subject to official notice of issuance, prior to the Closing.

     7.9 Employee Benefit Plans.

          (a) Ohio Edison and Centerior agree that the Ohio Edison Controlled Group Plans and the Centerior Controlled Group Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Effective Time.

          (b) In the case of Ohio Edison Controlled Group Plans and Centerior Controlled Group Plans which are continued and under which the employees' interests are based upon or valued in relation to Ohio Edison Common Stock or Centerior Common Stock, as the case may be, Ohio Edison and Centerior agree that such interests shall be based on FirstEnergy Common Stock in an equitable manner (and in the case of any such interests existing at the Effective Time, on the basis of the applicable Conversion Number); provided, however, that nothing contained herein shall be construed as requiring FirstEnergy to continue any specific plans.

          (c) Except as set forth in Section 7.9(c) of the Ohio Edison Disclosure Schedule, Centerior and Ohio Edison agree not to make any changes in severance benefits for officers of Centerior, Services or Ohio Edison, as the case may be, from those disclosed in Section 4.12(i) of the Centerior Disclosure Schedule or Section 5.12(i) of the Ohio Edison Disclosure Schedule, as the case may be.

     7.10 Expenses. Except as set forth in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of Ohio Edison and Centerior

                                     B-1-34
shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party resulting from the Merger, except that

          (a) expenses incurred in connection with printing and mailing the Joint Proxy Statement and the S-4 shall be shared equally by Ohio Edison and Centerior,

          (b) all out-of-pocket costs of the parties (including attorneys' fees) incurred to obtain the FERC Approvals, the SEC PUHCA Order, the NRC Approvals (including, without limitation, all such costs incurred for all filings and proceedings relating thereto) and the Local Approvals shall be shared equally by Ohio Edison and Centerior, and

          (c) all other out-of-pocket expenses of a joint nature incurred in connection with the transactions contemplated by this Agreement shall be shared equally by Ohio Edison and Centerior.

     7.11 Brokers or Finders. Each of Ohio Edison and Centerior represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for Centerior Advisors, whose fees and expenses will be paid by Centerior in accordance with Centerior's agreements with such firms (copies of which have been delivered by Centerior to Ohio Edison prior to the date of this Agreement), and except for Ohio Edison Advisors, whose fees and expenses will be paid by Ohio Edison in accordance with Ohio Edison's agreements with such firms (copies of which have been delivered by Ohio Edison to Centerior prior to the date of this Agreement), and each of Ohio Edison and Centerior agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

     7.12  FirstEnergy Board of Directors and Officers.

          (a) Ohio Edison's and Centerior's Boards of Directors shall take such actions as may be necessary to cause the number of Directors comprising the full Board of Directors of FirstEnergy at the Effective Time to be such number and such individuals as are designated by Ohio Edison prior to the Effective Time.

          (b) From the Effective Time until otherwise determined by the FirstEnergy Board of Directors, Mr. Willard R. Holland shall serve as Chairman of the Board, President and Chief Executive Officer of FirstEnergy.

          (c) From the Effective Time until otherwise determined by the FirstEnergy Board of Directors, Mr. Robert J. Farling shall serve as Vice Chairman of FirstEnergy.

          (d) All other officers of FirstEnergy will be designated by the FirstEnergy Board of Directors.

          (e) Directors and officers of FirstEnergy's Subsidiaries will be designated by the FirstEnergy Board of Directors.

     7.13  Indemnification; Directors' and Officers' Insurance.

          (a) Centerior and, from and after the Effective Time, FirstEnergy (each of Centerior and FirstEnergy, as the case may be, is referred to herein as a "Centerior Indemnifying Party") shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, or employee of Centerior or any of its Subsidiaries (the "Centerior Indemnified Parties") against

             (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Centerior Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such

                                     B-1-35
        person is or was a director, officer or employee of Centerior or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (the "Centerior Indemnified Liabilities"), and

             (ii) all Centerior Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers, and employees, as the case may be (and the applicable Centerior Indemnifying Party will pay expenses as incurred in advance of the final disposition of any such action or proceeding to each Centerior Indemnified Party to the full extent permitted by applicable law).

          (b) (i) Without limiting the foregoing, in the event any such claim, action, suit, proceeding, or investigation is brought against any Centerior Indemnified Party (whether arising before or after the Effective Time),

                  (A) the Centerior Indemnified Parties may retain counsel satisfactory to them and approved by the Centerior Indemnifying Party, which approval shall not be unreasonably withheld,

                  (B) the Centerior Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Centerior Indemnified Parties promptly as statements therefor are received, and

                  (C) the Centerior Indemnifying Party will use all reasonable efforts to assist in the vigorous defense of any such matter.

             (ii) However, no Centerior Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld.

             (iii) Any Centerior Indemnified Party wishing to claim indemnification under this Section 7.13, upon learning of any such claim, action, suit, proceeding, or investigation, shall notify the applicable Centerior Indemnifying Party (but the failure so to notify a Centerior Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.13 except to the extent such failure prejudices such party).

             (iv) The Centerior Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Centerior Indemnified Parties.

          (c) For a period of six years after the Effective Time, FirstEnergy shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Centerior (provided that FirstEnergy may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which, in the aggregate, are no less advantageous than the current policies maintained by Centerior with respect to its directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time to the extent available on commercially reasonable terms; provided, however, that in no event shall FirstEnergy be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 7.13(c), any amount per annum in excess of 200% of the aggregate premiums paid by Centerior in 1995 on an annualized basis for such purpose.

          (d) Ohio Edison and, from and after the Effective Time, FirstEnergy (each of Ohio Edison and FirstEnergy, as the case may be, is referred to herein as an "Ohio Edison Indemnifying Party") shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, or employee of Ohio Edison or any of its Subsidiaries (the "Ohio Edison Indemnified Parties") against

             (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Ohio Edison Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or

                                     B-1-36
        investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Ohio Edison or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (the "Ohio Edison Indemnified Liabilities"), and

             (ii) all Ohio Edison Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers, and employees, as the case may be (and the applicable Ohio Edison Indemnifying Party will pay expenses as incurred in advance of the final disposition of any such action or proceeding to each Ohio Edison Indemnified Party to the full extent permitted by applicable law).

          (e) (i) Without limiting the foregoing, in the event any such claim, action, suit, proceeding, or investigation is brought against any Ohio Edison Indemnified Party (whether arising before or after the Effective
     Time),

                  (A) the Ohio Edison Indemnified Parties may retain counsel satisfactory to them and approved by the Ohio Edison Indemnifying Party, which approval shall not be unreasonably withheld,

                  (B) the Ohio Edison Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Ohio Edison Indemnified Parties promptly as statements therefor are received, and

                  (C) the Ohio Edison Indemnifying Party will use all reasonable efforts to assist in the vigorous defense of any such matter.

             (ii) However, no Ohio Edison Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld.

             (iii) Any Ohio Edison Indemnified Party wishing to claim indemnification under this Section 7.13, upon learning of any such claim, action, suit, proceeding, or investigation, shall notify the applicable Ohio Edison Indemnifying Party (but the failure so to notify an Ohio Edison Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.13 except to the extent such failure prejudices such party).

             (iv) The Ohio Edison Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Ohio Edison Indemnified Parties.

          (f) For a period of six years after the Effective Time, FirstEnergy shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Ohio Edison (provided that FirstEnergy may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which, in the aggregate, are no less advantageous than the current policies maintained by Ohio Edison with respect to its directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time to the extent available on commercially reasonable terms; provided, however, that in no event shall FirstEnergy be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 7.13(f), any amount per annum in excess of 200% of the aggregate premiums paid by Ohio Edison in 1995 on an annualized basis for such purpose.

          (g) The provisions of this Section 7.13 are intended to be for the sole benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.14 Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest FirstEnergy or its Subsidiaries with full title

                                     B-1-37
to all properties, assets, rights, approvals, immunities and franchises of Ohio Edison and Centerior, the proper officers and directors of Ohio Edison and Centerior shall take all such necessary action.

     7.15 Tax Treatment. Ohio Edison and Centerior each agree to treat the Merger, as to Ohio Edison, as a transfer within the meaning of Section 351(a) of the Code and, as to Centerior, as a reorganization within the meaning of Section 368(a) of the Code.

     7.16 Accounting Treatment. Ohio Edison and Centerior each agree to, and to cause FirstEnergy to, account for the Centerior Merger on a purchase accounting basis in accordance with GAAP and applicable SEC regulations.

     7.17  Disclosure Schedules.

          (a) On the date hereof,

             (i) Centerior has delivered to Ohio Edison a Centerior Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of Centerior stating the Centerior Disclosure Schedule is being delivered pursuant to this Section 7.17(a), and

             (ii) Ohio Edison has delivered to Centerior an Ohio Edison Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of Ohio Edison stating the Ohio Edison Disclosure
        Schedule is being delivered pursuant to this Section 7.17(a).

          (b) The Centerior Disclosure Schedule and the Ohio Edison Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules."

          (c) (i) The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules.

          (ii) Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

     Disclosure of any matters in one part of the Centerior Disclosure Schedule or the Ohio Edison Disclosure Schedule, any other Schedule hereto or in this Agreement shall be deemed to be a disclosure of such matters in response to any other provision of this Agreement (including any other part of a Centerior or an Ohio Edison Disclosure Schedule, as the case may be) to which such matter may be applicable.

     7.18 Public Announcements. Subject to each party's disclosure obligations imposed by law, Ohio Edison and Centerior will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party.

     7.19 Employee Agreements. Ohio Edison and Centerior shall cause FirstEnergy and its Subsidiaries, following the Effective Time, to honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to or at the date hereof or made herein which apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent FirstEnergy or its Subsidiaries from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

                                     B-1-38

     7.20  Transition Management.

          (a) As promptly as practicable after the date hereof, Centerior and Ohio Edison shall create a special transition management task force (the "Task Force") headed by Mr. Holland (or an individual designated by him or by the Board of Directors of Ohio Edison) as Chairman with Mr. Farling (or an individual designated by him or by the Board of Directors of Centerior) as Vice Chairman. Members of the Task Force shall consist of representatives of Ohio Edison and Centerior as designated by the Chairman in consultation with the Vice Chairman.

          (b) The functions of the Task Force shall include

             (i) to serve as a conduit for the flow of information and documents between the companies and their subsidiaries as contemplated by Section 6.10,

             (ii) to review and evaluate proposed exceptions to the restrictions on the conduct of business pending the Merger set forth in Article VI, provided, however, that a consent by either Centerior or Ohio Edison to an exception to the restrictions set forth in Article VI shall be effective only if set forth in a writing that describes in reasonable detail the actions proposed to be taken and that is signed by Mr. Holland (or his designee) and Mr. Farling (or his designee),

             (iii) development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate, and

             (iv) to evaluate and recommend the manner in which best to organize and manage the business of FirstEnergy after the Effective Time.

          (c) The Chairman of the Task Force, or his designee, shall be responsible for directing all activities of the Task Force contemplated by this Section 7.20.

          (d) From time to time, Mr. Holland shall report on such matters as he deems appropriate to the respective board of directors of Centerior and Ohio Edison. After the date hereof and prior to the Effective Time, Mr. Holland may attend meetings of Centerior's Board of Directors and Mr. Farling may attend meetings of Ohio Edison's Board of Directors.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of each of the following conditions:

          (a) Shareholder Approvals. This Agreement, and the transactions contemplated hereby, shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Centerior Common Stock and by the affirmative vote of the holders of two-thirds of the outstanding shares of Ohio Edison Common Stock.

          (b) NYSE Listing. The shares of FirstEnergy Common Stock issuable to holders of Centerior Common Stock and Ohio Edison Common Stock pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Regulatory Approvals.

             (i) Other than the filings provided for by Section 2.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on FirstEnergy and its Subsidiaries taken as a whole, shall have been filed, occurred or been obtained, as the case may be, including but not limited to the FERC Approvals, the NRC Approvals, the SEC PUHCA

                                     B-1-39

        Order, the Local Approvals, and the State Takeover Approvals and all applicable waiting periods, if any, including any extensions thereof, under any applicable law, statute, regulations or rule, including but not limited to the HSR Act, shall have expired or terminated.

             (ii) (A) All such authorizations, consents, orders and approvals shall have become Final Orders (as hereinafter defined) and such Final Orders (unless Ohio Edison and Centerior shall have agreed, by way of stipulation or otherwise, to the terms of such Final Order) shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, operations, properties, assets or condition (financial or other) or results of operations or prospects of FirstEnergy and its prospective subsidiaries taken as a whole or which would be inconsistent with the agreements of the parties contained herein. It is agreed that any condition that would require changes in the conduct of the respective retail businesses in the retail service areas of The Cleveland Electric Illuminating Company, The Toledo Edison Company or Ohio Edison will be considered material and adverse, unless waived in writing by Centerior and Ohio Edison, which waiver shall not be unreasonably withheld.

                  (B) A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

             (iii) FirstEnergy shall have received all permits and other authorizations necessary under the Blue-Sky Laws to issue the FirstEnergy Common Stock in exchange for the Centerior Common Stock and the Ohio Edison Common Stock and to consummate the Merger.

          (d) S-4 Effective. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order, or proceedings seeking a stop order, under Section 8 of the Securities Act.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, or materially changing the transactions contemplated hereby, shall be in effect.

          (f) Letter from Rule 145 Affiliates. FirstEnergy shall have received from each person named in the letters from Centerior and Ohio Edison referred to in Section 7.7, an executed copy of an agreement substantially in the form of Exhibit J hereto.

          (g) Regulatory Order. Centerior Subsidiaries shall have received formal written approval, or assurance of such approval, in a form reasonably acceptable to Ohio Edison and Centerior, from the Public Utilities Commission of Ohio, with respect to the Regulatory Plan described in Section 8.1(g) of the Centerior Disclosure Schedule.

          (h) Dissenters' Rights. The number of shares held by Dissenting Holders shall not constitute more than 10% of the number of issued and outstanding shares of Ohio Edison Common Stock in the case of Ohio Edison shareholders or more than 10% of the number of issued and outstanding shares of Centerior Common Stock in the case of Centerior shareholders.

     8.2 Conditions to Obligations of Ohio Edison. The obligation of Ohio Edison to effect the Merger is subject to the satisfaction of each of the following conditions unless waived by Ohio Edison:

          (a) Representations and Warranties. Except as otherwise contemplated by this Agreement, the representations and warranties of Centerior set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date as though made on and as of the Closing Date, and FirstEnergy and Ohio Edison shall have received a certificate signed on behalf of Centerior by its chief executive officer and chief financial officer to such effect.

                                     B-1-40

          (b) Performance of Obligations of Centerior. Centerior shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FirstEnergy and Ohio Edison shall have received a certificate signed on behalf of Centerior by its chief executive officer to such effect.

          (c) Tax Opinion. Ohio Edison shall have received an opinion, dated on or about the date of, and referred to in, the S-4 and the Proxy Statement of Winthrop, Stimson, Putnam & Roberts, counsel to Ohio Edison, which opinion may be based on appropriate representations of Centerior, Ohio Edison and FirstEnergy which are in form and substance satisfactory to such counsel, and in form and substance reasonably satisfactory to Ohio Edison, to the effect that

             (i) the Merger will be treated for Federal income tax purposes, as to Ohio Edison, as a transfer within the meaning of Section 351(a) of the Code and, as to Centerior, as a reorganization within the meaning of
        Section 368(a) of the Code,

             (ii) FirstEnergy and Centerior will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and

             (iii) no gain or loss will be recognized by Ohio Edison or Centerior shareholders that exchange Ohio Edison Common Stock or Centerior Common Stock for FirstEnergy Common Stock in the Merger (except as to fractional shares and dissenters).

          (d) No Amendments to Resolutions. Neither the Board of Directors of Centerior nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by them on September 13, 1996 (accurate and complete copies of which have been provided to Ohio Edison) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

          (e) Rights Agreement. Under the Centerior Rights Agreement, no "flip-in" or "flip-over" or similar event commonly described in rights plans, or a Trigger Event as defined therein, shall have occurred with respect to the Centerior Rights Agreement that would increase the number of shares of FirstEnergy Common Stock to be issued under the Merger, or the rights issued thereunder shall not have become nonredeemable.

          (f) Consents Under Agreements. Centerior shall have obtained the consent or approval of each person (other than the Government Entities referred to in Section 8.1(c)), whose consent or approval shall be required in order to permit Centerior to consummate the transactions contemplated hereby, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on

             (i) the business, operations, properties, assets, condition (financial or otherwise), business prospects or the results of operations of FirstEnergy and its Subsidiaries taken as a whole or

             (ii) the consummation of the transactions contemplated hereby

     (any such material adverse effect being referred to as a "FirstEnergy Material Adverse Effect").

          (g) Centerior Material Adverse Effect. Since June 30, 1996, there shall not have been any event which constitutes a Centerior Material Adverse Effect.

          (h) Ohio Edison Fairness Opinion. The fairness opinion letter delivered by the Ohio Edison Fairness Advisor to Ohio Edison shall not, in good faith, have been withdrawn by the Ohio Edison Fairness Advisor.

     8.3 Conditions to Obligations of Centerior. The obligation of Centerior to effect the Merger is subject to the satisfaction of each of the following conditions unless waived by Centerior:

          (a) Representations and Warranties. Except as otherwise contemplated by this Agreement, the representations and warranties of Ohio Edison set forth in this Agreement shall be true and correct in all

                                     B-1-41
     material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date as though made on and as of the Closing Date, and FirstEnergy and Centerior shall have received a certificate signed on behalf of Ohio Edison by its chief executive officer and chief financial officer to such effect.

          (b) Performance of Obligations of Ohio Edison. Ohio Edison shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FirstEnergy and Centerior shall have received a certificate signed on behalf of Ohio Edison by its chief executive officer to such effect.

          (c) Tax Opinion. Centerior shall have received an opinion, dated on or about the date of, and referred to in, the S-4 and the Proxy Statement of Squire, Sanders & Dempsey, counsel to Centerior, which opinion may be based on appropriate representations of Ohio Edison, Centerior and FirstEnergy which are in form and substance satisfactory to such counsel, and in form and substance reasonably satisfactory to Centerior, to the effect that

             (i) the Merger will be treated for Federal income tax purposes, as to Ohio Edison, as a transfer within the meaning of Section 351(a) of the Code and, as to Centerior, as a reorganization within the meaning of
        Section 368(a) of the Code,

             (ii) FirstEnergy and Centerior will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and

             (iii) no gain or loss will be recognized by Ohio Edison or Centerior shareholders that exchange Ohio Edison Common Stock or Centerior Common Stock for FirstEnergy Common Stock in the Merger (except as to fractional shares or dissenters).

          (d) No Amendments to Resolutions. Neither the Board of Directors of Ohio Edison nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Ohio Edison Board of Directors at a meeting duly called and held on September 13, 1996 (accurate and complete copies of which have been provided to Centerior), and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

          (e) Rights Agreement. Under the Ohio Edison Rights Agreement, no "flip-in" or "flip-over" or similar event commonly described in rights plans, or a Trigger Event as defined therein, shall have occurred with respect to the Ohio Edison Rights Agreement that would increase the number of shares of FirstEnergy Common Stock to be issued under the Merger, or the rights issued thereunder shall not have become nonredeemable.

          (f) Consents Under Agreements. Ohio Edison shall have obtained the consent or approval of each person (other than the Government Entities referred to in Section 8.1(c)), whose consent or approval shall be required in order to permit Ohio Edison to consummate the transactions contemplated hereby, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a FirstEnergy Material Adverse Effect.

          (g) Ohio Edison Material Adverse Effect. Since June 30, 1996, there shall not have been any event which constitutes an Ohio Edison Material Adverse Effect.

          (h) Centerior Fairness Opinion. The fairness opinion letter delivered by the Centerior Fairness Advisor to Centerior shall not, in good faith, have been withdrawn by the Centerior Fairness Advisor.

                                     B-1-42

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     9.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the holders of Ohio Edison Common Stock or by the holders of Centerior Common Stock, this Agreement may be terminated:

          (a) by mutual written consent of Ohio Edison and Centerior;

          (b) by either Ohio Edison or Centerior

             (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach or adequate assurance of such cure shall not have been given by or on behalf of the breaching party within such ten (10) business day period, or

             (ii) if any permanent Injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (c) by Ohio Edison, upon two days' prior notice to Centerior, if, as a result of a Takeover Proposal involving Ohio Edison or any of its Significant Subsidiaries, the Board of Directors of Ohio Edison determines in good faith that its fiduciary obligations under applicable law require that such Takeover Proposal be accepted; provided, however, that

             (i) the Board of Directors of Ohio Edison shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, such fiduciary duties would also require the Board to reconsider such commitment as a result of such Takeover Proposal; and

             (ii) prior to any such termination, Ohio Edison shall, and shall cause its respective financial and legal advisors to, negotiate with Centerior to make such adjustments in the terms and conditions of this Agreement as would enable Ohio Edison to proceed with the transactions contemplated herein;

          (d) by Centerior, upon two days' prior notice to Ohio Edison, if, as a result of a Takeover Proposal involving Centerior or any of its Significant Subsidiaries, the Board of Directors of Centerior determines in good faith that its fiduciary obligations under applicable law require that such Takeover Proposal be accepted; provided, however, that

             (i) the Board of Directors of Centerior shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, such fiduciary duties would also require the Board to reconsider such commitment as a result of such Takeover Proposal; and

             (ii) prior to any such termination, Centerior shall, and shall cause its respective financial and legal advisors to, negotiate with Ohio Edison to make such adjustments in the terms and conditions of this Agreement as would enable Centerior to proceed with the transactions contemplated herein;

          (e) by either Ohio Edison or Centerior if the Merger shall not have been consummated before June 30, 1998; provided, however, that the right to terminate the Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date;

          (f) by either Ohio Edison or Centerior if the required approval of the holders of Ohio Edison Common Stock or the holders of Centerior Common Stock shall not have been obtained by reason of the

                                     B-1-43
     failure to obtain the required approval upon a vote taken at a duly held meeting of shareholders or at any adjournment thereof; or

          (g) by either Ohio Edison or Centerior if any state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel, for such party, of prohibiting the Merger.

     9.2  Effect of Termination.

     In the event of termination of this Agreement by either Centerior or Ohio Edison as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Ohio Edison or Centerior or their respective officers or directors, except

             (i) with respect to Sections 7.4(b), 7.10, 7.11 and 9.5, and

             (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     9.3  Amendment.

     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the holders of Ohio Edison Common Stock or the holders of Centerior Common Stock but, after any such approval, no amendment shall be made which by law or applicable rule of the NYSE requires further approval by such shareholders without such further approval.

     9.4  Extension; Waiver.

          (a) At any time prior to the Effective Time, the parties hereto, by action duly taken, may, to the extent legally allowed,

             (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

             (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and

             (iii) waive compliance with any of the agreements or conditions contained herein.

          (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     9.5  Termination Fee; Expenses

          (a) Termination Fee Upon Breach. If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 9.1(b)(i) (other than solely pursuant to a non-curable breach of a representation or warranty unless such breach was willful) by one of the parties but not the other, then the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay, in addition to its own expenses, to the non-breaching party in cash an amount equal to $10 million, plus cash in an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement.

          (b) Additional Termination Fee.

           (i) If

                (A) this Agreement

                    (I) is terminated by any party pursuant to Section 9.1(c) or
               Section 9.1(d), or

                                     B-1-44

                    (II) is terminated by any party pursuant to Section 9.1(f)
               or is terminated as a result of a party's material breach of
               Section 6.5, and

                (B) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a Takeover Proposal with respect to such party or any of its Significant Subsidiaries which at the time of such termination or of the meeting of such party's shareholders shall not have been

                    (I) rejected by such party and its board of directors, and

                    (II) withdrawn by the third-party offeror, and

                (C) within two and one-half years of any such termination described in clause (A) above, the party or its Significant Subsidiary which is the subject of the Takeover Proposal (the "Target Party") becomes a subsidiary of such third-party offeror or a subsidiary of an affiliate of such third-party offeror or accepts a written offer to consummate or consummates a Business Combination with such third-party offeror or affiliate thereof, then such third-party offeror, together with its affiliates, on the one hand, will, at the closing (and as a condition to the closing) of such Target Party so becoming a subsidiary or of such Business Combination, pay to the other party hereto a termination fee equal to $55,000,000 in cash, plus cash in an amount equal to all documented out-of-pocket expenses and fees incurred by such other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement.

             (ii) For purposes of this Agreement, a "Business Combination" shall mean any merger, sale of a material portion of assets or other business combination.

          (c) Rights; Expenses.

             (i) The successful exercise of the rights under this Section 9.5 shall constitute an election of remedies, but the existence of such rights shall not constitute an election of remedies or in any way limit or impair a party's right to pursue any other remedy against the other party to which it may be entitled under this Agreement, at law or in equity, or otherwise.

             (ii) The parties agree that the agreements contained in this
        Section 9.5 are an integral part of the transactions contemplated by the Agreement, that the damages that would be suffered by a party upon breach of this Agreement by the other party are inherently insusceptible of calculation, and that the agreements contained in this Section 9.5 therefore constitute liquidated damages and not a penalty.

             (iii) If one party fails to pay promptly to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     10.2 Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                                     B-1-45

     10.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally or telecopied (with confirmation of receipt) or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or telecopied (with confirmation of receipt) or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

          (a) if to Ohio Edison, to

              Ohio Edison Company
              76 South Main Street
              Akron, OH 44308

              Telecopy: (330) 384-5922
              Telephone: (330) 384-5973

                Attention: Anthony J. Alexander

          with a copy to

              Winthrop, Stimson, Putnam & Roberts
              One Battery Park Plaza
              New York, NY 10004

              Telecopy: (212) 858-1500
              Telephone: (212) 858-1000

                   Attention: John H. Byington, Jr.

          (b) if to Centerior, to

              Centerior Energy Corporation
              P.O. Box 94661
              Cleveland, Ohio 44101-4661

              Telecopy: (216) 447-2592
              Telephone: (216) 447-3121

                Attention: Terrence G. Linnert

           with a copy to

              Squire, Sanders & Dempsey
              4900 Key Tower
              Cleveland, OH 44114

              Telecopy: (216) 479-8780
              Telephone: (216) 479-8500

                Attention: Gordon S. Kaiser

     10.4  Interpretation.

          (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.

                                     B-1-46

          (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (c) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     10.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     10.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     10.8 No Third Party Beneficiaries. Except as provided in Section 7.13 (which covenants shall be enforceable by the persons affected thereby following the Effective Time), this Agreement (including the documents and the instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     10.9 Governing Law. This Agreement shall be governed and construed in accordance with the internal substantive laws of the State of Ohio without regard to any applicable conflicts of law.

     10.10  Severability.

          (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

          (b) In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     10.11 Publicity. Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither Centerior nor Ohio Edison shall, or shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     10.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     10.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     10.14 Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                                     B-1-47

     IN WITNESS WHEREOF, Ohio Edison and Centerior have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

      CENTERIOR ENERGY CORPORATION                    OHIO EDISON COMPANY
By: /s/ ROBERT J. FARLING                   By: /s/ WILLARD R. HOLLAND
    ------------------------------              ------------------------------
Name: Robert J. Farling                     Name: Willard R. Holland
Title: Chairman, President                  Title: President and Chief
      and Chief Executive Officer                 Executive Officer

                                     B-1-48